UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to join us for our 2021 annual meeting of stockholders, which will be held on May 14, 2021, at 10:00 a.m. Mountain Time. In light of continuing public health concerns regarding the coronavirus (COVID-19) outbreak, the annual meeting will be held in a virtual format only. Holders of record of our common stock as of March 18, 2021 are entitled to notice of, and to vote at, the 2021 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting and instructions on how to register to attend the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders via the internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials that we are mailing to you on or about March 31, 2021.

You are welcome to virtually attend the meeting. However, even if you plan to participate virtually, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to participate in the meeting and wish to change your proxy, you may do so automatically by voting at the meeting, provided you follow the instructions on how to register to attend the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to register to virtually participate in the meeting.

We thank you for your support.

Sincerely,

Gary B. Moore

Chief Executive Officer and Chairman

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 14, 2021

TIME:	10:00 a.m., Mountain Time

PLACE:	Annual meeting to be held live via the internet – please visit www.proxydocs.com/SREV for more details. To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2021 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

RECORD DATE:	March 18, 2021

ITEMS OF BUSINESS:

1.	To elect the seven nominees for director as listed in this proxy statement;

2.

To authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the board of directors;

3.	To approve, on an advisory basis, our 2020 executive compensation;

4.

To approve an amendment to the ServiceSource International, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of our common stock available for issuance under the 2020 Plan from 6,200,000 shares to 15,200,000 shares; and

5.	To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2021.

We also will transact any other business that may properly come before the meeting or at any adjournments thereof. We are not aware of any other business to come before the meeting at this time.

Only stockholders of record at the close of business on March 18, 2021, or their valid proxies, are entitled to participate in and vote at the meeting and any and all adjournments or postponements of the meeting. A list of these stockholders will be available electronically during the annual meeting when you enter your unique link that will allow you to access the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you read the proxy statement and to vote as promptly as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “How to Vote” beginning on page 1 of the proxy statement.

By order of the board of directors,

Gary B. Moore

Chief Executive Officer and Chairman

Denver, Colorado

March 31, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2021: THIS PROXY STATEMENT AND SERVICESOURCE’S 2020 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT IR.SERVICESOURCE.COM. ADDITIONALLY, AND IN ACCORDANCE WITH RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), YOU MAY ACCESS THESE MATERIALS AT WWW.PROXYDOCS.COM/SREV.

Page
PROXY SUMMARY	2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4
Role and Composition of the Board	4
Board Leadership Structure	4
Director Independence and Tenure	4
Board’s Role in Risk Oversight	5
Board Committees	5
Committee Composition	6
2020 Board Meetings and Committee Meetings	7
Executive Sessions of Independent Directors	8
Compensation Committee Interlocks and Insider Participation	8
Code of Business Conduct and Ethics	8
Clawback Policy and Stock Ownership Guidelines	8
Considerations in Identifying and Evaluating Director Nominees	9
Process for Recommending Candidates to the Board of Directors	9
Director Attendance at Annual Meetings	10

COMPENSATION OF NON-EMPLOYEE DIRECTORS	11
2020 Director Compensation	11

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS	13
Board Structure	13
Information Regarding our Directors	13
Proposal 1 Required Vote	19
Proposal 1 Recommendation	19

PROPOSAL NUMBER 2 – VOTE TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS	20
Background	20
Criteria to be Used for Decision to Proceed with the Reverse Stock Split	20
Reasons for the Reverse Stock Split	21
Procedure for Effecting the Reverse Stock Split	21
Principal Effects of the Reverse Stock Split	22
Risks Associated with the Reverse Stock Split	23
Material United States Federal Income Tax Consequences of the Reverse Stock Split	24
Reservation of Right to Abandon Reverse Stock Split	26
Proposal 2 Required Vote	26
Proposal 2 Recommendation	26

PROPOSAL NUMBER 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	27
Compensation Philosophy and Programs	27
Proposal 3 Required Vote	27
Proposal 3 Recommendation	27

PROPOSAL NUMBER 4 – AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN	28
Description of the Amended 2020 Plan	29
Types of Awards	31
Other Terms	32
Certain Federal Tax Consequences	33
Proposal 4 Required Vote	35
Proposal 4 Recommendation	35

2021 Proxy Statement	1

2	2021 Proxy Statement

Proxy Statement

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2021 annual meeting of stockholders, which will take place virtually on Friday, May 14, 2021 at 10:00 a.m. Mountain Time. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2021 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being distributed and made available on or about March 31, 2021 to all stockholders of record entitled to vote at the annual meeting.

How to Vote

Even if you plan to attend the annual meeting, please vote as promptly as possible using one of the following voting methods. Make sure you have your proxy/voting instruction card in hand and follow the instructions. You can vote in advance in one of the following three ways – and in each case, votes must be received prior to when the polls are closed during the annual meeting:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your notice or proxy/voting instruction card and follow the instructions	Call the telephone number listed on your notice or proxy/voting instruction card and follow the instructions	Sign, date and return your proxy/voting instruction card in the enclosed envelope – if you did not receive one, you may request one by following the instructions in your notice

2021 Proxy Statement	1

  PROXY SUMMARY

Proxy Summary

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Date, Time and Place of Meeting

Date:	May 14, 2021

Time:	10:00 a.m., Mountain Time

Place:	Annual meeting to be held live via the internet – please visit www.proxydocs.com/SREV for more details.

Record Date:	Stockholders of record as of the close of business on March 18, 2021 are entitled to attend, and to vote at, the annual meeting.

Admission Requirements:	To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2021 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

Voting Matters and Board Recommendations

The following proposals will be considered at the annual meeting:

		Board Recommendation	Page
Proposal 1	Election of directors	FOR each nominee	13
Proposal 2	Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	FOR	20
Proposal 3	Advisory vote to approve executive compensation	FOR	27
Proposal 4	Amendment to the 2020 Equity Incentive Plan	FOR	28
Proposal 5	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	36

Other Matters

The management and board of directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, email or personally.

2	2021 Proxy Statement

  PROXY SUMMARY

Corporate Governance Practices at a Glance

Annual Election of Directors	✓
Majority Voting with Resignation in Non-Contested Elections	✓
Independent Directors Meet in Executive Session without Management Present	✓
Code of Conduct for Directors, Officers and Employees	✓
Clawback Policy	✓

Board Role in Risk Oversight	✓

Stock Ownership Guidelines for Named Executive Officers and Directors	✓

Anti-Hedging and Pledging Policy	✓

Executive Compensation Pay for Performance Metrics	✓

Say on Pay Engagement and Responsiveness	✓

Board of Directors Overview

The members of our board of directors as of March 18, 2021 are listed in the below table. Messrs. Robert G. Ashe, Bruce W. Dunlevie, and Thomas F. Mendoza served on our board of directors for a portion of 2020, but were not nominated for re-election at the 2020 annual meeting. On March 10, 2021, Dr. Robin L. Smith informed us that she would not stand for re-election at the 2021 annual meeting.

Board Member	Independent	Director Since	Committees

Andrew M. Baker	✓	2020	Audit, Nominating and Corporate Governance

John R. Ferron	✓	2019	Audit (Chair), Compensation

John R. Harris*	✓	2019	Compensation

John A. Meyer	✓	2020	Nominating and Corporate Governance (Chair), Audit

Gary B. Moore**		2016

Jane Okun Bomba	✓	2020	Compensation (Chair), Audit

Robin L. Smith	✓	2020	Nominating and Corporate Governance

Richard G. Walker		2017

*	Lead independent director.
**	Chairman of the board of directors.

2021 Proxy Statement	3

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role and Composition of the Board

As of March 18, 2021, our board of directors is composed of eight members. Upon the recommendation of our nominating and corporate governance committee, we are nominating Andrew M. Baker, John R. Ferron, John R. Harris, John A. Meyer, Gary B. Moore, Jane Okun Bomba, and Richard G. Walker for re-election to our board of directors. If re-elected, each director will hold office for a one (1) year term until our annual meeting of stockholders to be held in 2022. On March 10, 2021, Dr. Robin L. Smith informed us that she would not stand for re-election at the 2021 annual meeting. The Company plans to reduce the size of the board of directors immediately following the 2021 annual meeting from eight members to seven members.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our board of directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management.

Board Leadership Structure

Chairperson of the Board

Our board of directors currently has no established policy on whether the roles of Chief Executive Officer and Chairperson of the board of directors should be separated. Our board of directors believes that it is most appropriate to make that determination based on the Company’s circumstances. In December 2018, in connection with Mr. Moore’s appointment as our Chief Executive Officer, our board of directors determined that the most effective leadership model for the Company is for Mr. Moore to serve as both Chairman and Chief Executive Officer. The board of directors believes its current structure is functioning effectively. The board of directors does not believe that introducing an independent Chairman at this time would provide appreciably better direction for the Company.

Lead Independent Director

Mr. Harris is our lead independent director. As our lead independent director, he is responsible for helping to set the agendas for board meetings, coordinating the activities of the independent directors and presiding over board meetings if the chairperson is absent. In addition, the lead independent director presides over executive sessions without the presence of the non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate and coordinates the annual director evaluation process, in collaboration with the nominating and corporate governance committee. The role given to the lead independent director helps ensure a strong, independent and active board of directors.

Director Independence and Tenure

Under the rules of the NASDAQ Stock Market (“NASDAQ”), where our common stock trades, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NASDAQ, a director will only qualify as an “independent director” of a company if such director is not an executive officer or employee of such company or, in the opinion of such company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.

4	2021 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of the following non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ: Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris and Meyer. Our board of directors also determined each of the members of our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and NASDAQ.

In making these determinations, our board of directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The independence and tenure of our nominees for director at the annual meeting are as follows:

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis.

•

Our audit committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

•	Our compensation committee reviews our executive and non-executive compensation programs and practices to design compensation not to encourage unnecessary or excessive risk-taking.

•	Our nominating and corporate governance committee reviews and recommends corporate governance policies and practices to reduce the risk of wrongdoing and to promote good corporate governance.

Each of our committees reports to the full board of directors with respect to these matters, among others.

At periodic meetings of the board of directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the board of directors and its committees with respect to the most significant risks that could affect our business, such as legal, compliance, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition, as of March 18, 2021, and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

2021 Proxy Statement	5

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committee Composition

The composition of the committees of our board of directors as of March 18, 2021 is as follows:

Committee

Board Member	Audit	Compensation	Nominating and Corporate Governance
Andrew M. Baker*(1)	M		M
Jane Okun Bomba*(1)	M	C
John R. Ferron*(1)(2)	C	M
John R. Harris*(1)		M
John A. Meyer*(1)	M		C
Gary B. Moore
Robin L. Smith*			M
Richard G. Walker(1)
Total Number of Meetings during 2020	9	9	5

* Independent Director

M Member

C Chair

(1) Financially sophisticated under NASDAQ rules.

(2) Audit committee financial expert as defined under SEC regulations.

During 2020, Ms. Okun Bomba and Messrs. Ashe, Baker, Ferron, Harris, and Meyer served on our audit committee; Ms. Okun Bomba and Messrs. Dunlevie, Ferron, Harris, and Mendoza served on our compensation committee; and Dr. Smith and Messrs. Ashe, Baker, Mendoza, and Meyer served on our nominating and corporate governance committee.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes and each committee member meets the financial literacy requirements under applicable rules and regulations of the SEC and NASDAQ.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent)* John R. Ferron (Chair) Andrew M. Baker John A. Meyer Jane Okun Bomba

* Each of our audit committee members is “financially sophisticated” under NASDAQ rules. Mr. Ferron is our audit committee financial expert under SEC rules.

Our audit committee is responsible for, among other things:

•	Appointing, compensating, and, where appropriate, replacing our independent registered public accounting firm;

•	evaluating our independent registered public accounting firm’s qualifications, independence and performance and approving the audit and non-audit services performed by our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with our independent registered public accounting firm and reviewing our interim and year-end operating results with management and the independent auditors;

•	preparing the audit committee report that the SEC requires in our annual proxy statement; and

•	reviewing annually the audit committee charter and the committee’s performance.

6	2021 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees and each committee member meets the definition of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Jane Okun Bomba (Chair) John R. Ferron John R. Harris

Our compensation committee is responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs, including the approval of stock grants;

•

reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change of control arrangements and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement;

•	administering, reviewing and making recommendations with respect to our equity compensation plans; and

•	reviewing annually the compensation committee charter and the committee’s performance.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) John A. Meyer (Chair) Andrew M. Baker Robin L. Smith

Our nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of our board of directors and its committees;

•	establishing procedures for the submission of candidates for election to our board of directors (including recommendations by stockholders of the Company);

•	establishing procedures for identifying and evaluating nominees for director;

•	creating a succession plan in the event of key executive departures;

•	assessing the performance of members of our board of directors and making recommendations regarding committee and chair assignments; and

•	recommending desired qualifications for board membership and conducting searches for potential board members.

2020 Board Meetings and Committee Meetings

During 2020, our board of directors met nine times. In 2020, each of our incumbent directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the time he or she was a member of such committee.

2021 Proxy Statement	7

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Executive Sessions of Independent Directors

Independent members of our board of directors convene executive sessions from time to time as deemed necessary or appropriate. These sessions generally are without the presence of our non-independent directors or members of the Company’s management.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Ms. Okun Bomba and Messrs. Ferron and Harris. During 2020, Messrs. Dunlevie and Mendoza, whose terms ended at our annual meeting of stockholders in 2020, also served on our compensation committee. None of the members of our compensation committee is, or was during 2020, an officer or employee of ours. None of the members of our compensation committee had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K in 2020. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Accordingly, we adopted a Code of Business Conduct and Ethics that applies to our board of directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Executive Vice President of Global Client Delivery, and other executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our Code of Business Conduct and Ethics is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. We will disclose on our website any amendments to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the SEC or NASDAQ rules.

Clawback Policy and Stock Ownership Guidelines

Clawback Policy

In 2020 we adopted a clawback policy, which we updated in 2021, in order to align the performance incentives of our executive team with the interests of our stockholders. The policy covers our executive officers and relates to all bonuses and other incentive and equity compensation awarded to such executive officers. In the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations, or an administratively required restatement such as in connection with a stock combination or split), the result of which is that any performance-based compensation paid would have been a lower amount had it been calculated based on such restated results, a committee consisting of the non-management members of the board of directors (the “Independent Director Committee”) shall review such performance-based compensation. If, upon review, the Independent Director Committee determines that the amount of any such performance-based compensation actually paid or awarded to such officer would have been a lower amount had it been calculated based on such restated financial statements and such officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement, then the Independent Director Committee shall seek to recover for the benefit of the Company the after-tax difference between what was paid and what would have been paid absent the restated financial statements. The policy and any clawback of compensation made pursuant to the policy are also subject to certain exceptions at the discretion of the Independent Director Committee.

8	2021 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stock Ownership Guidelines

To underscore the importance of aligning the interests of our management team with those of our stockholders, we have formal stock ownership guidelines for executive officers and non-management directors, which we updated in 2021. The current levels are as follows:

Position	Multiple of Base Salary OR Minimum Share Amount (whichever is lower)
Chief Executive Officer	5 times/250,000 shares
Chief Financial Officer and other executive officers	3 times/150,000 shares
Non-management Directors	5 times annual cash retainer/200,000 shares

Our executive officers and non-management directors have five years from the time they are elected or appointed, to meet these guidelines, subject to additional holding requirements in the event the holding requirement is not timely met.

As of December 31, 2020, all of our executive officers and non-management directors required to satisfy our stock ownership guidelines have met such guidelines.

Considerations in Identifying and Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board of directors and its respective committees;

•

factors such as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments and the like, without assigning any particular weighting or priority to any of these factors;

•

diversity of skills, backgrounds, experience, age, gender, sexual orientation and identification, cultural and ethnic composition of the board of directors and the candidate, and historically under-represented groups that are most appropriate to the Company’s long-term business needs; and

•	other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board of directors;

•	the ability to assist and support management and make significant contributions to our success; and

•

an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, board of directors or management.

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors.

2021 Proxy Statement	9

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

It is our nominating and corporate governance committee’s policy to consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources. See “Proposal Number 1 – Election of Directors.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. The 2020 annual meeting of stockholders was attended by Messrs. Moore and Walker.

10	2021 Proxy Statement

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Under our current program, our non-employee directors receive the following compensation for board service:

Non-employee directors	$40,000 annual cash retainer $150,000 annual equity retainer(1)
Lead independent director	$15,000 annual cash retainer
Audit committee	$20,000 annual chairmanship retainer $10,000 annual membership retainer
Compensation committee	$10,000 annual chairmanship retainer $5,000 annual membership retainer
Nominating and governance committee	$5,000 annual chairmanship retainer $3,000 annual membership retainer

(1)

Granted in the form of restricted stock units (“RSUs”) calculated by dividing the dollar value by the average closing price of the Company’s common stock on NASDAQ for the 20 trading days ending on the Friday prior to the grant date, not to exceed 100,000 RSUs. The annual grant vests in full on the first anniversary of the grant date.

In March 2020, we granted 17,975 RSUs to each of Ms. Okun Bomba, Dr. Smith, and Messrs. Baker and Meyer upon their appointment to the board of directors. These RSUs vest one year from the date of grant.

In May 2020, pursuant to our non-employee director compensation program, we granted 100,000 RSUs to each of Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, and Meyer upon their re-election to the board of directors. These RSUs vest one year from the date of grant.

Our non-employee director compensation program provides an overall annual cap of $750,000 on the total compensation that may be paid or granted to each non-employee director.

2020 Director Compensation

The following table sets forth information regarding compensation paid or accrued for services rendered to us by our non-employee directors during the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash		Stock Awards(1)		Total
Robert G. Ashe(2)	$16,154		$—		$16,154
Andrew M. Baker	$44,066		$180,289	(6)(7)	$224,355
Jane Okun Bomba	$49,835	(3)	$180,289	(6)(7)	$230,124
Bruce W. Dunlevie(2)	$—	(4)	$—		$—
John R. Ferron	$61,484		$158,000	(7)	$219,484
John R. Harris	$43,681		$158,000	(7)	$201,681
Thomas F. Mendoza(2)	$15,714		$—		$15,714
John A. Meyer	$45,714	(5)	$180,289	(6)(7)	$226,003
Robin L. Smith	$35,824		$180,289	(6)(7)	$216,113

(1)

The amount in this column reflects the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Codification 718 (“FASB ASC Topic 718”). The amount does not necessarily correspond to the actual value recognized by the non-employee director. The assumptions used for calculating the grant date fair value are consistent with the valuation methodologies specified in the notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2020.

2021 Proxy Statement	11

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

(2)	Messrs. Ashe, Dunlevie, and Mendoza were not nominated for re-election at the 2020 annual meeting.
(3)

Ms. Okun Bomba elected to defer 100% of her cash compensation effective March 5, 2020, which will be paid out on the earlier of cessation of her Board service, death, or a change in control of the Company.

(4)	Mr. Dunlevie declined all director compensation from May 14, 2019 onward.
(5)	Mr. Meyer elected to defer 50% of his cash compensation effective March 5, 2020, which will be paid out on the earlier of cessation of his Board service, death, or a change in control of the Company.
(6)	Includes an RSU award granted on March 5, 2020 of 17,975 shares which vest one year from the date of grant.
(7)	Includes an RSU award granted on May 14, 2020 of 100,000 shares which vest one year from the date of grant.

The aggregate number of shares subject to outstanding stock options, RSUs and PSUs as of December 31, 2020 for each non-employee director was as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2020		Aggregate Number of Stock Awards Outstanding as of December 31, 2020
Andrew M. Baker	—		117,975	(3)
Jane Okun Bomba	—		117,975	(3)
John R. Ferron	25,000	(1)	137,500	(4)
John R. Harris	25,000	(2)	137,500	(5)
John A. Meyer	—		117,975	(3)
Robin L. Smith	—		117,975	(3)

(1)

Consists of 12,500 stock options with an exercise price of $1.01 which are vested and immediately exercisable and 12,500 stock options with an exercise price of $1.01 that have since vested on January 22, 2021.

(2)

Consists of 12,500 stock options with an exercise price of $0.93 which are vested and immediately exercisable and 12,500 stock options with an exercise price of $0.93 that vest on July 8, 2021, provided Mr. Harris continues to serve on our board of directors as of such vesting date.

(3)

Consists of 17,975 RSUs that have since vested on March 5, 2021 and 100,000 RSUs that vest on May 14, 2021 that will vest provided such director continues to serve on our board of directors as of such vesting date.

(4)

Consists of 37,500 RSUs that have since vested on January 22, 2021 and 100,000 RSUs that vest on May 14, 2021 provided that Mr. Ferron continues to serve on our board of directors as of such vesting date.

(5)

Consists of 100,000 RSUs that vest on May 14, 2021 and 37,500 RSUs that vest on July 8, 2021. Both grants will vest provided that Mr. Harris continues to serve on our board of directors as of such vesting dates.

12	2021 Proxy Statement

  PROPOSAL NUMBER 1

PROPOSAL NUMBER 1 Election of Directors

Board Structure

Our board of directors is currently composed of eight members, who serve one-year terms.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election of directors.

Our majority voting standard includes a policy that each director nominee up for re-election shall submit a resignation of his or her directorship in writing to the chairman of the nominating and corporate governance committee as a condition to nomination. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the meeting of stockholders and the board of directors accepts the resignation. If such director’s resignation is not accepted by the board of directors, such director will continue to serve until the expiration date of such director’s term in office.

Information Regarding our Directors

Our nominating and corporate governance committee recommended, and our board of directors nominated, Ms. Okun Bomba, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker as nominees for election as directors at the 2021 annual meeting to hold office for a one-year term until our annual meeting of stockholders to be held in 2022. On March 10, 2021, Dr. Robin L. Smith informed us that she would not stand for re-election at the 2021 annual meeting. The Company plans to reduce the size of the board of directors immediately following the 2021 annual meeting from eight members to seven members.

Ms. Okun Bomba, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event one of the nominees is unable or declines to serve as a director at the time of the 2021 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

The following table sets forth the names, ages and positions of our director nominees as of March 18, 2021:

Andrew M. Baker

Independent Director Director, ServiceSource International, Inc. Age: 65 Director since 2020 Audit Committee Nominating and Corporate Governance Committee

Andrew M. Baker has served as a member of our board of directors since February 2020. Mr. Baker is the immediate past Managing Partner of Baker Botts, an Am Law 100 law firm with operations in 14 cities across the United States, Europe, the Middle East and Asia Pacific, a role he held from April 2012 until April 2019. Mr. Baker retired from Baker Botts at the end of 2019 pursuant to the firm’s mandatory retirement policy. Prior to leading Baker Botts, Mr. Baker was a practicing attorney for 33 years, working closely with a number of Fortune 100 companies as a strategic and trusted advisor. He worked closely with, helped build consensus among, or negotiated with, boards, investors and counter parties, and as a result enjoyed a broad portfolio of clients. Since April 2019, he has served the board of directors of private equity-backed McLarens, a global loss adjusting company. Mr. Baker received his Bachelor of Arts degree from State University of New York at Albany and his Juris Doctor degree from Cornell Law School.

Board Skills and Qualifications

We believe that Mr. Baker possesses several unique attributes that qualify him to serve on our board of directors, including his experience of successfully running a complex business operating around the globe, his background in law, mergers and acquisitions, and significant experience in the technology, and professional service sectors. His experience as global Managing Partner of an AM Law 100 firm contribute to the board of directors’ determination that he is financially sophisticated under NASDAQ rules, which qualifies Mr. Baker to serve as a member of our audit committee.

2021 Proxy Statement	13

  PROPOSAL NUMBER 1

John R. Ferron

Independent Director Director, ServiceSource International, Inc. Age: 56 Director since 2019 Audit Committee (Chair) Compensation Committee

John R. Ferron joined our board of directors in January 2019. He is an executive leader, board member, and operating advisor with more than 30 years of experience in the technology industry, including IT and security-related infrastructure software, semiconductors, computing and storage, and video conferencing. Mr. Ferron served as Chief Executive Officer and board member from July 2018 to January 2020 for Resolve Systems, an enterprise-wide automation and orchestration platform for IT, network and security incident resolution and a portfolio company of Insight Venture Partners. Previous to Resolve, Mr. Ferron spent more than a decade as an operating advisor with Clearlake Capital Group, L.P., a leading private investment firm, where he served as an executive for several Clearlake portfolio companies, including serving from February 2017 to June 2018 as Executive Chairman at Ivanti, an IT service management software vendor formed by the $1.6 billion merger of LANDesk and Heat Software, where Ferron served as Chief Executive Officer from January 2016 to February 2018. Mr. Ferron also served from October 2014 to January 2016 as President and Chief Executive Officer at NetMotion Software, a Clearlake mobile performance management software vendor that was sold to Carlyle Group in 2016. From April 2008 to September 2014, he served as President and Chief Executive Officer of Purple Communications, a leading technology-enabled professional interpreting and communication assistance services provider formed by the merger of five companies under Mr. Ferron’s leadership. Earlier in his career, he spent more than 15 years in senior finance leadership roles at companies including Kinetics Holding Corporation, Compaq Computer, and Science Applications International Corporation. He holds a Master of Science in Tax and Financial Planning from San Diego State University and a Bachelor of Science in Business Management from Northern Arizona University.

Board Skills and Qualifications

We believe that Mr. Ferron possesses specific attributes that qualify him to serve as a member of our board of directors. In particular, Mr. Ferron has experience as Chief Executive Officer, and he has extensive experience running technology service companies on behalf of Clearlake Capital Group. Mr. Ferron also has experience in mergers and acquisitions at several other technology companies and served as a private company Chief Financial Officer, which experiences contribute to the board of directors’ determination that he is financially sophisticated under NASDAQ rules and is our audit committee financial expert under SEC rules.

14	2021 Proxy Statement

  PROPOSAL NUMBER 1

John R. Harris

Lead Independent Director Director, ServiceSource International, Inc. Age: 72 Director since 2019 Compensation Committee

John R. Harris joined the ServiceSource Board in July 2019 and has been our Lead Independent Director since December 2019. He is a veteran investor, advisor and operator in the Information Technology and Business Process Outsourcing industries with more than 35 years of experience in Chief Executive Officer and senior executive positions. Since January 2006, Mr. Harris has served on the board of directors of The Hackett Group, Inc. (NASDAQ: HCKT). From February 2006 to October 2009, he served as the President and Chief Executive Officer of eTelecare Global Solutions, a global provider of outsourced customer care services. From December 2003 to January 2005, Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company. Additionally, he has served as Chief Executive Officer and President of Delinea Corporation, Chief Executive Officer and President of Exolink, and Chairman and Chief Executive Officer of Ztango. Earlier in his career, Mr. Harris spent twenty-five years with Electronic Data Systems (EDS), during which he held a variety of executive leadership positions including Group Executive and President of EDS’ four strategic business units serving the telecommunications and media industries. In addition to ServiceSource, he also serves on the boards of Mobivity Holdings Corp. (OTCQB: MFON), as well as serving on the boards of several early stage private companies. Mr. Harris holds a Master of Business Administration and a Bachelor of Business Administration from the University of West Georgia and is on the Board of Advisors to the Richardson School of Business.

Board Skills and Qualifications

We believe that Mr. Harris possesses unique attributes that qualify him to serve on our board of directors and as our Lead Independent Director, including his experience as Chief Executive Officer and in senior executive positions in the information technology industry and the outsourced customer care space. His experience as Chief Executive Officer of multiple companies and roles in strategic leadership qualify him for a leadership role as well as service on our board of directors.

2021 Proxy Statement	15

  PROPOSAL NUMBER 1

John A. Meyer

Independent Director Director, ServiceSource International, Inc. Age: 64 Director since 2020 Compensation Committee Audit Committee Nominating and Corporate Governance Committee (Chair)

John A. Meyer has served as a member of our board of directors since February 2020. Mr. Meyer was the Executive Chairman of Arise Virtual Solutions Inc., until its successful exit to Warburg Pincus in December 2019. Arise Virtual Solutions is a leading virtual solutions company, which Mr. Meyer joined as Chief Executive Officer in August 2011 to drive the organization’s growth, set the strategic vision and manage the global operations of the business. During his tenure there, Arise doubled in size and profitability. In 2013, he was selected as mid-market Chief Executive Officer of the year by CEO Connections. Prior to joining Arise in 2011, Mr. Meyer served as Chief Executive Officer and President of Acxiom Corporation, a $1.1 billion global interactive marketing services company with more than 6,500 employees. He also served as President of the Global Services group of Alcatel-Lucent for five years, where he was responsible for more than $6 billion in annual revenue and the management of more than 20,000 people. Prior to joining Lucent, Mr. Meyer spent almost 20 years in a number of high-profile positions at Electronic Data Systems (EDS), including Chairman of the Europe, Middle East and Africa (EMEA) Operating Team, President of the Financial Services/Credit Services Divisions, and Chief Information Officer for the company’s GMAC business. His experience at EDS was marked by numerous successes, including doubling revenue in EMEA from $3.6 billion to $7.2 billion in four years. Before entering the business world, Mr. Meyer served as an intercontinental ballistic missile flight commander and was selected as a captain in the U.S. Air Force. Mr. Meyer holds a Bachelor of Science in management from Pennsylvania State University and a Master in Business Administration in Quantitative Methods with honors from the University of Missouri.

Board Skills and Qualifications

We believe that Mr. Meyer possesses specific attributes that qualify him to serve on our board of directors. In particular, he is financially sophisticated under NASDAQ rules, and has over 30 years of multi-industry strategic leadership experience with large publicly traded organizations and building high growth organizations in both the United States and internationally.

16	2021 Proxy Statement

  PROPOSAL NUMBER 1

Gary B. Moore

Chairman and Chief Executive Officer, ServiceSource International, Inc. Age: 71 Director since 2016

Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and Chief Operating Officer of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Mr. Moore was named the first Chief Operating Officer in Cisco’s history in 2011 and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Mr. Moore was President and Chief Executive Officer of Netigy, a network consulting business. Mr. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Mr. Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Mr. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and Chief Executive Officer during its initial three years of operations. Mr. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to the ServiceSource Board of Directors, Mr. Moore also serves on the board for KLA-Tencor Corporation’s (NASDAQ: KLAC) as chairman of the compensation committee. His past board involvement includes Finjan Holdings, Inc. (NASDAQ: FNJN), VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Mr. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Board Skills and Qualifications

We believe that Mr. Moore possesses several unique attributes that qualify him to serve as a member of our board of directors, including his leadership experience with one of our largest customers as well as his years of experience with business process outsourcing and IT-enabled services companies, which provide unique insights into our business and overall market trends. In addition, Mr. Moore’s financial and accounting expertise and service on other public company boards help qualify him to serve as our Chief Executive Officer and as a director.

2021 Proxy Statement	17

  PROPOSAL NUMBER 1

Jane Okun Bomba

Independent Director Director, ServiceSource International, Inc. Age: 58 Director since 2020 Audit Committee Compensation Committee (Chair)

Jane Okun Bomba has served as a member of our board of directors since February 2020. Since January 2018, Ms. Okun Bomba has served as President of Saddle Ridge Consulting and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. From 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit (NYSE: INFO), most recently serving as the Executive Vice President, Chief Administrative Officer. At IHS Markit she led a team of over 450 people worldwide in many corporate functions including human resources, marketing, communications, sustainability and investor relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She also held various management positions in corporate finance at Northwest Airlines and American Airlines, and was a certified public accountant at PriceWaterhouse. Ms. Okun Bomba serves on the boards of directors of Clarivate PLC (NYSE: CKVT), Brightview Holdings (NYSE: BV) and Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a Bachelor of General Studies and a Master in Business Administration from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board of directors’ education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium.

Board Skills and Qualifications

We believe that Ms. Okun Bomba possesses specific attributes that qualify her to serve on our board of directors. In particular, she is financially sophisticated under NASDAQ rules, and has public company executive leadership and board experience, as well as extensive international education and training in business, board leadership and economics.

18	2021 Proxy Statement

  PROPOSAL NUMBER 1

Richard G. Walker

Director, ServiceSource International, Inc. Age: 57 Director since 2017

Richard G. Walker has served as a member of our board of directors since October 2017. Mr. Walker also served as our Chief Financial Officer from November 2018 to November 2020. In October 2016, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President—Strategy and Corporate Development for Ascent Capital Group, Inc. (NASDAQ:ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (NASDAQ: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Cherry Hills Country Club. Mr. Walker holds a Bachelor of Arts in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Andersen. He also obtained his Master of Business Administration from the University of Denver Daniels College of Business.

Board Skills and Qualifications

We believe that Mr. Walker possesses specific attributes that qualify him to serve as a member of our board of directors. His years of experience in finance, strategy and operational execution and in his board leadership position provide Mr. Walker with a unique perspective on our business and competitive opportunities.

Required Vote

If a quorum is present, our directors will each be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will have no effect on the outcome of the election of directors, although they will be counted for purposes of determining whether there is a quorum. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Ms. Okun Bomba, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of Ms. Okun Bomba, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker as director.

2021 Proxy Statement	19

  PROPOSAL NUMBER 2

PROPOSAL NUMBER 2 Vote to Authorize the Board of Directors, in its Discretion, to Amend our Certificate of Incorporation to Effect a Reverse Stock Split in a Ratio of Not Less Than One-for-Five and Not More than One-for-Ten, to be Determined by the Board of Directors

Background

On February 18, 2021, our board of directors unanimously approved, and recommended that our stockholders approve, a proposal to authorize the board of directors, in its discretion, to amend our certificate of incorporation, as amended (the “Certificate Amendment”) to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split”). The final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split is to be determined by the board of directors, in its sole discretion.

If the stockholders approve the Reverse Stock Split, and the board of directors decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the board of directors that will be specified in the Certificate Amendment (the “Effective Time”). If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the 2021 annual meeting of stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for changes that may result from the treatment of fractional shares, as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock. Outstanding shares of common stock resulting from the Reverse Stock Split will remain fully paid and non-assessable.

The text of the proposed Certificate Amendment to effect the Reverse Stock Split is included as Appendix A to this proxy statement. Any final Certificate Amendment will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the one-for-five to one-for-ten range, would be determined by our board of directors, in its sole discretion, and publicly announced by us prior to the Effective Time. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	NASDAQ’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

20	2021 Proxy Statement

  PROPOSAL NUMBER 2

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our board of directors will be authorized to proceed with the Reverse Stock Split. The board of directors believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock, and, importantly, would enable the common stock to continue to be listed on NASDAQ (if a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements). The Reverse Stock Split could allow a broader range of institutions to invest in our common stock, potentially increasing trading volume and the liquidity of our common stock. The Reverse Stock Split could also help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

The board of directors (or any authorized committee of the board of directors) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Procedure for Effecting Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the board of directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the board of directors will determine the exact timing of the filing of the Certificate Amendment. We will then file the Certificate Amendment, the form of which is attached hereto as Appendix A, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board of directors deems necessary and advisable to effect the Reverse Stock Split.

All shares of our common stock that were issued and outstanding immediately prior to the Effective Time would automatically be converted into new shares of our common stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the board of directors decides to implement a one-for-ten Reverse Stock Split of common stock, then a stockholder holding 10,000 shares of common stock before the Reverse Stock Split would instead hold 1,000 shares of common stock immediately after the Reverse Stock Split. If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the 2021 annual meeting of stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record who hold certificated shares at the Effective Time would receive correspondence from our transfer agent asking them to return the outstanding certificates representing pre-split shares of common stock, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Following the Effective Time, each certificate representing shares of pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

2021 Proxy Statement	21

  PROPOSAL NUMBER 2

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by our board of directors.

Common Stock

With the exception of the number of shares issued and outstanding and any adjustment that may occur due to the provisions for the treatment of fractional shares, the rights and preferences of outstanding shares of common stock prior and subsequent to the Reverse Stock Split would remain the same. Holders of the Company’s common stock would continue to have no preemptive rights. Following the Reverse Stock Split, each full share of the Company’s common stock resulting from the Reverse Stock Split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our common stock immediately prior to the Reverse Stock Split. Following the Reverse Stock Split, our common stock will continue to be listed on NASDAQ, under the symbol “SREV,” although it would receive a new CUSIP number.

The table below shows the possible Reverse Stock Split ratios, together with the implied number of issued and outstanding shares of common stock resulting from a Reverse Stock Split in accordance with such ratio and the effects on our remaining authorized shares of common stock, for illustrative purposes, based on 97,301,711 shares of our common stock issued and outstanding as of March 10, 2021.

		After Reverse Stock Split

	Before Reverse Stock Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Common Stock Authorized	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Common Stock Outstanding	97,301,711	19,460,342	16,216,952	13,900,244	12,162,714	10,811,301	9,730,171
Treasury Stock Outstanding	121,000	24,200	20,167	17,286	15,125	13,444	12,100
Common Stock Underlying Options and Warrants	9,638,978	1,927,796	1,606,496	1,376,997	1,204,872	1,070,998	963,898
Common Stock Available for Grant under Company Stock Plans	1,830,448	366,090	305,075	261,493	228,806	203,383	183,045
Total Common Stock Authorized but Unreserved	892,938,311	978,587,662	928,156,385	984,705,473	986,617,289	988,104,257	989,293,831

As reflected in the table above, the Reverse Stock Split will have the effect of significantly increasing the number of authorized but unissued shares of common stock in proportion to the number of outstanding shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 1,000,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for issuance will be increased. These shares may be used by us for various purposes in the future without further stockholder approval (subject to NASDAQ listing rules), including, among other things, financings, strategic partnering arrangements or the acquisitions of assets or businesses, although we currently have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Reverse Stock Split.

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  PROPOSAL NUMBER 2

Effects of the Reverse Stock Split on our 2011 Equity Incentive Plan, the 2020 Plan and Outstanding Equity Awards

If the Reverse Stock Split is implemented, the number and type of shares subject to the 2020 Plan and outstanding awards and/or unexercised options exercisable for shares of common stock under our 2011 Equity Incentive Plan and the 2020 Plan shall be adjusted by the compensation committee of the board of directors.

Accounting Matters

As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.

The Reverse Stock Split may result in or contribute towards an ownership change under Section 382 of the Code.

If the Company were to undergo an ownership change under Section 382 of the Code, the Company’s ability to use its net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change will be significantly limited. In general, an “ownership change” under Section 382 of the Code occurs with respect to the Company if, over a rolling three-year period, the Company’s “5-percent stockholders” increase their aggregate stock ownership by more than 50 percentage points over their lowest stock ownership during the rolling three-year period. Although we do not expect the Reverse Stock Split to result in an ownership change with respect to the Company, because we do not know the number of Company stockholders that may become “5-percent stockholders” as a result of the Reverse Stock Split, it is uncertain at this time whether the Reverse Stock Split will result in an ownership change or the extent to which the Reverse Stock Split may contribute towards an ownership change over the rolling three year period following the Reverse Stock Split.

The Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC.

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  PROPOSAL NUMBER 2

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not generate additional investor interest.

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the common stock may not necessarily improve.

The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of the common stock.

Although the board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 1,000,000,000 after the Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company; rather, shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or NASDAQ rules. The Certificate Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

No Going Private Transaction

The board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their own tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor. The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period from shares of common stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split would generally be treated as a tax-free recapitalization under the Code, a U.S. Holder that receives a fractional share resulting from the Reverse Stock Split being rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. U.S. Holders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for U.S. federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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  PROPOSAL NUMBER 2

Reservation of Right to Abandon Reverse Stock Split

The board of directors reserves the right to not file the Certificate Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate Amendment with the Secretary of the State of the State of Delaware, even if this proposal is approved by our stockholders at the annual meeting. By voting in favor of this proposal, you are expressly also authorizing the board of directors to delay, not proceed with, or abandon, the proposed Certificate Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Required Vote

The affirmative “FOR” vote of the holders of two-thirds of the outstanding shares (assuming a quorum is present) is required for the approval of the Certificate Amendment to effect the Reverse Stock Split. Abstentions will act as a vote against the Reverse Stock Split. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 2.

Recommendation

Our board of directors unanimously recommends that you vote FOR approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

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  PROPOSAL NUMBER 3

PROPOSAL NUMBER 3 Advisory Vote on Executive Compensation

As required under Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The say-on-pay vote is advisory, and therefore not binding on us or our compensation committee or board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

The advisory say-on-pay vote historically has been held annually by the Company, and the Company anticipates that the next advisory say-on-pay vote will occur at the 2022 annual meeting of stockholders.

Information about our executive compensation practices and philosophy as well as our 2020 executive compensation is included in the “Executive Compensation” section of this proxy statement.

Compensation Philosophy and Programs

Our compensation committee values the input of our stockholders and we regularly engage with them on executive compensation matters to foster a constructive dialogue on our programs as well as provide some insight into our decision-making process. We were pleased that our stockholders responded positively to changes made last year, with 97.4% of votes cast at our 2020 annual meeting supporting our say-on-pay proposal. We continue to proactively solicit feedback from our stockholders on our programs and evolve our compensation design to support our business. For a description of our programs in 2020 and changes for 2021, see the “Executive Compensation – Compensation Discussion and Analysis” section below.

Our board of directors believes that our current executive compensation program has been effective at aligning the interests of our named executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers in 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s proxy statement, is hereby APPROVED.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2020. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 3.

Recommendation

Our board of directors recommends a vote FOR, on an advisory basis, the approval of the compensation of each named executive officer, as disclosed in this proxy statement.

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  PROPOSAL NUMBER 4

PROPOSAL NUMBER 4 Vote to Approve an Amendment to our 2020 Equity Incentive Plan

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE ON THE PROXY CARD AND VOTING INSTRUCTION FORM “FOR” THE PROPOSAL TO AMEND THE COMPANY’S 2020 EQUITY INCENTIVE PLAN. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

On February 18, 2021, our board of directors approved an amendment to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), increasing the number of shares of our common stock issuable under the 2020 Plan from 6,200,000 shares to 15,200,000 shares, subject to and to be effective upon stockholder approval at the annual meeting. The board of directors also recommended that the Company’s stockholders approve the amendment to the 2020 Plan at the annual meeting.

If the amendment is approved by the stockholders, increasing the number of shares of our common stock issuable under the 2020 Plan from 6,200,000 shares to 15,200,000 shares is the only change being made to the 2020 Plan by the proposed amendment.

Provisions of the 2020 Plan that are Not Changing

The remaining provisions of the 2020 Plan are not affected by this amendment, and the amended 2020 Plan continues to include the following key features:

•	No “evergreen” increases to the share reserve;

•	A five (5) year term that expires on March 4, 2025;

•	Permitted awards include options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance stock units (“PSUs”), and other cash and stock-based awards;

•	No direct or indirect repricing of options or SARs without stockholder approval;

•

Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled SARs;

•	A minimum one-year cliff vesting schedule on all award types under the 2020 Plan (applicable to at least 95% of the shares authorized for issuance);

•	No discretion to accelerate vesting of awards except upon death or disability;

•	Double-trigger treatment of equity awards upon the occurrence of a change in control, except as detailed in our employment agreement with Gary Moore, our Chairman and Chief Executive Officer;

•	Dividends and dividend equivalents on unvested awards are accrued and paid only if related awards become vested;

•

Awards to our executives under the 2020 Plan are subject to the Company’s compensation clawback policy, which is described under the “Executive Compensation – Compensation Discussion and Analysis – Risk Assessment and Clawback Policy” section below; and

•	No excise-tax gross-ups on equity awards.

Reasons for Amending the 2020 Plan

The compensation committee and the board of directors believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees and directors, without whom we cannot execute on our business goals or deliver value to our stockholders. As of March 10, 2021, 1,830,448 shares remained available for grant under the 2020 Plan. Accordingly, and based on historic grant patterns, we believe the remaining shares available for issuance under the 2020 Plan are insufficient to support these objectives. Without an amendment to the 2020 Plan to add additional shares, the Company will have limited ability to grant incentive equity awards going forward. In such event, our ability to attract and

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retain the talent necessary to drive our business will likely be negatively impacted. The board of directors has, therefore, adopted an amendment to the 2020 Plan, subject to approval by the Company’s stockholders, to increase the number of shares available for issuance under the 2020 Plan so that we may continue to offer a competitive equity incentive program.

If the 2020 Plan amendment is approved by the Company’s stockholders, the number of shares of common stock reserved for issuance under the 2020 Plan will be increased by 9,000,000 shares, with total shares available for issuance as follows (share counts are as of March 10, 2021):

Remaining shares available for issuance pursuant to new awards under the existing 2020 Plan		1,830,448
Additional shares available for issuance under the amendment to the 2020 Plan	+	9,000,000

Total shares available for issuance pursuant to new awards under the Company’s equity plans	=	10,830,448

Outstanding Awards under Existing Plans

As of March 10, 2021 there were 9,638,978 total outstanding shares of the Company’s common stock. As of March 10, 2021 there were 2,369,557 stock options outstanding under the Company’s equity compensation plans with a weighted average exercise price of $2.32 and a weighted average remaining term of 5.9 years. In addition, as of March 10, 2021, there were 6,121,789 RSUs and 1,147,632 PSUs outstanding under the Company’s equity compensation plan (PSUs calculated at target). Other than the foregoing, no other awards were outstanding as of March 10, 2021 under any equity compensation plan of the Company.

Employee Stock Purchase Plan Not Included

We previously maintained a 2011 Employee Stock Purchase Plan, which was a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code (the “ESPP”). We did not consider the ESPP to be an equity incentive plan for purposes of this proposal and have not included information regarding the ESPP in the sections above, as ESPP shares were purchased by participants in value-neutral transactions and the ESPP did not contain a matching contribution feature. The ESPP expired pursuant to its term in February 2021.

Description of the Amended 2020 Plan

The following summary of material terms of the amended 2020 Plan does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the amended 2020 Plan. A copy of the amendment to the 2020 Plan is provided as Appendix B to this Proxy Statement. The only change to the 2020 Plan as a result of the amendment is increasing the number of shares of our common stock issuable under the 2020 Plan from 6,200,000 shares to 15,200,000 shares.

Purpose of the Amended 2020 Plan

The purpose of the amended 2020 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, and employees.

Administration

The board of directors or one or more committees consisting of independent directors appointed by the board of directors will administer the amended 2020 Plan. The board of directors will delegate general administrative authority for the amended 2020 Plan to the compensation committee, which is comprised of directors who qualify as independent under rules promulgated by the SEC and NASDAQ. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the amended 2020 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act, the rules of NASDAQ and for grants to non-employee directors, the amended 2020 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”.

The Administrator has broad authority under the amended 2020 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

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•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•

To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

•	To extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

•	Subject to the other provisions of the amended 2020 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

•

To allow the purchase price of awards or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

No Discretion to Accelerate

The Administrator is not authorized to accelerate the vesting of any awards except upon the death or disability of a participant.

Eligibility

Persons eligible to receive awards under the amended 2020 Plan include officers and employees of the Company or any of its subsidiaries and non-employee directors of the Company. As of March 10, 2021 there were approximately 2,800 employees, including officers, of the Company and its subsidiaries and 7 non-employee directors of the Company and its subsidiaries who would potentially be eligible to receive awards under the amended 2020 Plan.

Authorized Shares

The amended 2020 Plan authorizes the issuance of up to 15,200,000 shares of the Company’s common stock pursuant to plan awards. The amended 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the amended 2020 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the amended 2020 Plan are available for reissuance under the amended 2020 Plan. However, the amended 2020 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Awards Under the Amended 2020 Plan

Because awards under the amended 2020 Plan are granted in the discretion of the board of directors or a committee of the board of directors, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or stock appreciation right (SAR) award under the amended 2020 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the stockholders of the Company. Adjustments made in accordance with the amended 2020 Plan to reflect a stock split or similar event are not deemed to be a repricing.

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Minimum Vesting Schedule

The amended 2020 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the amended 2020 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the amended 2020 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Types of Awards

The amended 2020 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company’s common stock, as well as cash awards. The amended 2020 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. On March 10, 2021, the last sale price of the Company’s common stock as reported on NASDAQ was $1.62 per share. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”) and the amended 2020 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

SARs

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Administrator at the time of grant of the SAR and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or until certain performance vesting conditions are satisfied. Subject to the restrictions provided in the applicable award agreement and the amended 2020 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

RSUs

A RSU represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the amended 2020 Plan, a participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

PSUs

A PSU is a performance-based award that entitles the recipient to receive shares of the Company’s common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares covered by the award, with the actual number of PSUs earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. Subject to the restrictions provided in the applicable award agreement and the amended 2020 Plan, a participant receiving PSUs has no

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rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including without limitation discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the amended 2020 Plan include, without limitation, stock bonuses and similar securities with a value derived from the value of, or related to, the Company’s common stock or returns thereon.

Other Terms

Change of Control

The amended 2020 Plan provides for double-trigger vesting upon a change in control (as defined in the 2020 Plan). In the event of a change in control, the Administrator will provide for the assumption or substitution of all outstanding awards by the surviving or acquiring company or parent thereof. All assumed or substituted time-vested awards will continue to vest in accordance with their original vesting terms, except that if a participant is terminated without cause within 12 months following the change in control, the unvested portion of the award shall vest in full. All assumed or substituted performance-vested awards shall be measured on the date of the change in control to determine the portion thereof that is earned based on performance through the change in control, and the earned portion shall thereafter vest at the same time or times as the award was originally scheduled to vest, except that such vesting shall be based on the participant’s continued service with the surviving or acquiring company or parent thereof. If the participant is terminated without cause within 12 months following the change in control, any then unvested portion of the award shall vest in full. Special rules apply if the surviving or acquiring company refuses or otherwise fails to assume or substitute outstanding awards.

Transferability of Awards

Awards under the amended 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the amended 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The amended 2020 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Restrictive Covenants and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the amended 2020 Plan, participants agree to be bound by any clawback policy adopted by the Company from

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time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Awards to Directors

Non-employee directors are eligible to receive awards to the extent permissible under the amended 2020 Plan. The Administrator may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses to non-employee directors.

Termination of, or Changes to, the Amended 2020 Plan

The Administrator may amend or terminate the amended 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules or as required to preserve the intended tax consequences of the amended 2020 Plan. For example, stockholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the amended 2020 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring stockholder approval. Unless terminated earlier by the board of directors, the authority to grant new awards under the amended 2020 Plan will terminate on March 4, 2025. Outstanding awards generally will continue following the expiration or termination of the amended 2020 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the amended 2020 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

The grant of a nonqualified stock option under the amended 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an incentive stock option (or “ISO”) under the amended 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and

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  PROPOSAL NUMBER 4

employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock, if any. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code.

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the amended 2020 Plan to our “covered employees.”

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Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the amended 2020 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the amended 2020 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Because approval of the 2020 Plan amendment will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the 2020 Plan amendment.

Required Vote

Approval of the 2020 Plan amendment requires the affirmative vote of a majority of the shares present, represented at the annual meeting, and entitled to vote on the proposal. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 4.

Recommendation

Our board of directors recommends a vote FOR the approval of the amendment to the Company’s 2020 Equity Incentive Plan.

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  PROPOSAL NUMBER 5

PROPOSAL NUMBER 5 Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021.

Notwithstanding the audit committee’s selection of Ernst & Young LLP – and even if our stockholders ratify the selection – our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and in the best interests of our stockholders. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 5.

Recommendation

Our board of directors recommends a vote FOR the ratification of the selection of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP for the years ended December 31, 2020 and December 31, 2019:

	2020	2019
Audit fees(1)	$927,712	$1,260,918
Audit-related fees(2)	—	—
Tax fees(3)	228,534	227,769
All other fees(4)	3,600	3,600

Total fees	$1,159,846	$1,492,287

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory audit and regulatory filings or engagements.

(2)	Consists of fees billed for professional services rendered for consultations concerning financial accounting and reporting standards.

(3)	Consists of fees billed for professional services for tax compliance and tax advice.

(4)	Consists of subscriptions for a proprietary reference library.

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Pre-Approval of Audit and Non-Audit Services

Our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

All of the services described in “Principal Accountant Fees and Services” were approved by the audit committee pursuant to its pre-approval policies in effect at the time.

Report of the Audit Committee

The audit committee assists the board of directors in fulfilling its oversight responsibility over our financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare our financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing our financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, our financial condition, results of operations and cash flows. However, the audit committee does review and discuss the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of our financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm to review our audited 2020 consolidated financial statements (including the quality of our accounting principles). Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2020 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

The audit committee has discussed with the independent accountant the independent accountant’s independence from us and our management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, our audited consolidated financial statements for the year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Members of the Audit Committee

John R. Ferron (Chair)

Andrew M. Baker

Jane Okun Bomba

John A. Meyer

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Audit Committee by reference therein.

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  EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with us, and other biographical information as of March 18, 2021, are set forth below. There are no family relationships among any of our directors or executive officers.

Gary B. Moore

Chief Executive Officer Age: 71	Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and Chief Operating Officer of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Mr. Moore was named the first Chief Operating Officer in Cisco’s history in 2011 and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Mr. Moore was President and Chief Executive Officer of Netigy, a network consulting business. Mr. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Mr. Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Mr. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and Chief Executive Officer during its initial three years of operations. Mr. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to the ServiceSource Board of Directors, Mr. Moore also serves on the board for KLA-Tencor Corporation’s (NASDAQ: KLAC) as chairman of the compensation committee. His past board involvement includes Finjan Holdings, Inc. (NASDAQ: FNJN), VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Mr. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Chad W. Lyne

Chief Financial Officer Age: 42	Chad W. Lyne has served as our Chief Financial Officer since November 2020. Since joining ServiceSource in April 2016, Mr. Lyne has been a member of the executive leadership team, overseeing areas including strategic planning, corporate development, and investor relations. Prior to joining ServiceSource, Mr. Lyne served as Global Vice President—Strategy & Corporate Development at SYKES Enterprises, Inc. (NASDAQ: SYKE) from May 2014 to April 2016, where he led multiple acquisitions. Mr. Lyne joined SYKES from Alpine Access, a cloud-based technology-enabled services company where he served as VP of Strategy & Corporate Development. Before Alpine Access, Mr. Lyne spent nearly a decade in private equity and investment banking primarily focused on tech-enabled business services. Mr. Lyne holds a Bachelor of Science in International Business from Azusa Pacific University and a Master in Business Administration from the University of Notre Dame’s Mendoza College of Business.

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Mike Naughton

Executive Vice President of Global Client Delivery Age: 48	Mike Naughton has served as Executive Vice President of the Company since August 2020. Prior to this time, Mr. Naughton held a variety of positions with us since January 2012. From January 2019 to August 2020, Mr. Naughton was President of Global Sales Delivery, during which time he worked closely with executive leaders to drive value across ServiceSource’s multinational client base. From May 2018 to January 2019, Mr. Naughton was President of the Company’s Europe, Middle East and Africa (EMEA) and Asia Pacific Japan (APJ) operating teams. Mr. Naughton served as Vice President of the EMEA operating team from July 2014 to August 2015 and then as Senior Vice President of the EMEA operating team from August 2015 to May 2018. He was also Senior Director of Customer Success from January 2012 to June 2014. Before his time with the Company, Mr. Naughton held operational leadership roles at Branded Payment Solutions, Payzone Group, and Spectel. Mr. Naughton holds a Bachelor of Science in Mathematics from the National University of Ireland and a Master in Business Analytics from University College Dublin.

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  EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer, our Chief Financial Officer, and our Executive Vice President of Global Client Delivery. The Compensation Discussion and Analysis also includes the compensation paid during the last fiscal year to our former Chief Operating Officer and former Chief Financial Officer. Our named executive officers for 2020 are:

Name	Title
Gary B. Moore	Chief Executive Officer
Chad W. Lyne	Chief Financial Officer
Mike Naughton	Executive Vice President of Global Client Delivery
Deborah A. Dunnam(1)	Former Chief Operating Officer
Richard G. Walker(2)	Former Chief Financial Officer

(1)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020.

(2)	Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020.

This Compensation Discussion and Analysis is organized as follows:

The following discussion and analysis of compensation arrangements of our named executive officers for 2020 should be read together with the compensation tables and related disclosures presented below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Business Performance

Fiscal 2020 was a challenging year as we worked to continue the execution of our turnaround and manage the impact of the COVID-19 pandemic on our employees and our business. That said, the Company was able to make meaningful progress on our turnaround goals. We grew revenue year-over-year with four of our five largest clients and signed expansion wins with seven of our top ten clients. Additionally, we expanded our GAAP gross profit margins by 50 basis points and non-GAAP gross profit margins by 130 basis points from fiscal 2019. Despite the challenges brought on by 2020, we believe we have established a stronger foundation for restoring stockholder value and a return to sustainable, profitable growth in the future.

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Business review

Our strategic priorities and turnaround objectives are comprised of the following four key pillars, which were developed in consideration of our market opportunity, corporate strategy, and our financial and operational objectives:

Pillar		2020 Achievement
Inspire Success	✓	Ensured the health and safety of our employees through the COVID-19 pandemic by successfully transitioning 100% of our workforce to a virtual-first work-from-home model
	✓	Average employee tenure increased from 2.9 years in December 2019 to 3.6 years in December 2020
	✓	Improved our employee net promoter score by more than 13 points year-over-year
	✓	Enhanced our employee retention rate by more than 20 percentage points year-over-year, marking the best retention rate in more than six years
	✓	Employees collectively contributed more than 5,000 hours to community projects through our Volunteer Time Off program
Impact Scale	✓	Deployed an innovative virtual-first operating model that enabled uninterrupted service and business resilience to support our clients through the disruption of the COVID-19 pandemic
	✓	Our current top 10 clients have partnered with us for 8-14 years, with an average tenure of approximately 11 years
	✓	Grew revenue year-over-year with four of our top five current clients
	✓	Mitigated churn risk by renewing or extending approximately 81% of the contract value that was up for renewal in 2020
Innovate Solutions	✓	Invested in our technology stack and a global refresh of our endpoint devices to enhance connectivity, productivity, and collaboration in our new virtual-first operating model
	✓	Enabled digital commerce and self-service renewals capabilities to support higher-volume / lower-value transactions for our clients
	✓	Began beta testing a robotic process automation (RPA) solution to streamline processes and workflows that have historically been manually intensive and time consuming
Ignite Sales	✓	Realigned our go-to-market leadership team and made key new hires in our marketing, outside sales, and global account management organizations to accelerate our pipeline and sales activity
	✓	Won six new clients in 2020, double the result from 2019
	✓	Signed expansion wins during fiscal 2020 with seven of our top 10 current clients
	✓	After a disappointing Q1 2020, our new bookings from Q2 through Q4 increased more than 25% compared to the same period in 2019

Stockholder Engagement and Say on Pay

Summary of Say on Pay and Responsiveness

The compensation committee values the input of our stockholders and we regularly engage with stockholders on executive compensation matters to foster a constructive dialogue on our programs as well as the decision-making process behind them.

Based on this engagement and the valuable constructive feedback received, our compensation committee worked with our independent compensation consultant to make substantive changes and enhancements to our programs. We also took steps to provide greater disclosure and clarity with respect to our compensation programs in 2020.

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  EXECUTIVE COMPENSATION

We were pleased that stockholders responded positively to these changes in 2020, with 97.4% of the votes cast at our 2020 annual meeting supporting our say-on-pay proposal.

We continue to proactively reach out to our stockholders to solicit feedback on our compensation programs and foster a constructive dialog on how our executive compensation programs can be further strengthened. In 2020, we engaged with 9 of our top 10 stockholders, reflecting 63% of our outstanding stock.

Percent of Top 10 Stockholders Engaged 90%	% of Stock Represented ~63%

Evolving Compensation Programs to Support our Business and Align with Stockholder Feedback

Following conversations with our stockholders the compensation committee made material adjustments to our compensation programs in 2020 to better align our programs with our business and stockholder expectations. While we were pleased with the positive response we received in our 2020 say on pay vote, we recognize that fully addressing the needs of our business and concerns of our stockholders is an ongoing process. As such, the compensation committee continued to review programs and make enhancements for 2021, as follows:

Objective		Actions Taken in 2020 and 2021
Introduce financial and performance metrics for named executive officer equity grants	✓	50% of equity for our named executive officers is now delivered as PSUs with rigorous, multi-year financial or relative stockholder return goals
Set long-term performance goals for PSUs	✓	For 2020 PSUs, financial performance measurement was set over two years given ongoing uncertainty in the business and challenges to long-term goal setting, with the intention to move to three-year goals when feasible
	✓	With ongoing uncertainty driven by our turnaround and the broader impact of COVID, the compensation committee determined to set one-year financial goals for our 2021 PSUs in order to tie executive compensation to mission-critical goals, the achievement of which will create a foundation for a strong post-COVID growth trajectory
	✓	To maintain long-term focus, we introduced a three-year relative TSR modifier component for PSU awards in 2021 as a supplement to our financial goals. Our intention continues to be to move to three-year financial goals for our PSUs when appropriate and feasible
Create standardized vesting periods for executive awards	✓	All RSUs vest over three years
	✓	All PSUs cliff-vest after three years

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Objective		Actions Taken in 2020 and 2021
Disclosure of bonus goals	✓	Disclosed metric weighting in the CD&A
	✓	Annual corporate incentive plan (CIP) based on 100% objective goals
	✓	No adjustments to our incentive plan goals or 2020 outcomes in response to COVID
Further align incentive goals with metrics specific to the Company’s business	✓	2020 CIP tied to revenue, Adjusted EBITDA, and net bookings
	✓	2020 PSUs measured on financial performance across net bookings and Adjusted EBITDA
	✓	2021 CIP goals continue to align with the Company’s strategic plan (revenue, Adjusted EBITDA and free cash flow)
	✓	2021 PSUs based on 2021 new bookings and churn, and relative TSR over the next three years
Differentiate between short and long-term metrics	✓	In 2020, Adjusted EBITDA was used for both annual and long-term plans given its criticality to the business, but CIP and PSU goals were fully differentiated for 2021

2020 Compensation

Executive Compensation Program Highlights

Highlight	Context
No increases to salary or target bonus levels for CEO	•	The CEO’s salary and bonus target in 2020 were unchanged from the levels originally set upon his appointment in 2018
Executive Transitions	•	Mike Naughton and Chad Lyne were promoted to EVP of Global Client Delivery and Chief Financial Officer, respectively, in 2020
	•	In connection with their promotions, the compensation committee adjusted their pay levels to reflect market for their new roles, and both executives began participating in the Company’s PSU program in 2021
Re-Introduced Annual Equity Awards	•	Named executive officers did not receive annual equity grants in 2019; annual grants were resumed in 2020 at market-competitive levels to ensure our executives continued to build alignment with stockholders and to strengthen retention
Introduction of PSUs for 2020	•	In March 2020, the compensation committee approved equity awards to the leadership team through 50% RSUs and 50% PSUs tied to two-year net bookings and Adjusted EBITDA goals
2020 bonus payout at 78.6% of target	•	Bonus targets for 2020 were set based on revenue and Adjusted EBITDA targets in-line with the Company’s turnaround strategy, as well as a net bookings target
	•	Below target outcomes were driven in part by the broader economic impact of COVID. That said, the committee made no adjustments to the goals set at the beginning of the year, and the bonus payout reflects a formulaic outcome
Executive compensation program changes for 2021	•	The compensation committee continued its work of a ground-up reassessment of executive compensation programs in 2020 based on feedback from the 2019 say on pay vote
	•	In 2021, the committee made numerous further enhancements to our programs, including the ability to deliver a portion of the annual CIP bonus opportunity in the form of equity incentives that vest based on achievement of the CIP metrics, the use of financial metrics for our PSUs distinct from the CIP, and a three-year relative TSR modifier for such PSUs

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  EXECUTIVE COMPENSATION

Compensation Philosophy

What We Do/ What We Don’t Do

Our pay-for-performance philosophy and executive compensation governance provides a framework for executives to achieve ServiceSource’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

What We Do	✓	Strong pay-for-performance alignment, with compensation programs tying executives to operational and stockholder goals
	✓	Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation program
	✓	Significant portion of total named executive officer compensation is at risk
	✓	Annual advisory vote on named executive officer compensation
	✓	Stock ownership guidelines for all directors, named executive officers and Section 16 officers
	✓	Utilize the services of an independent compensation consultant retained directly by the compensation committee that does not perform other services for the Company
	✓	Regularly assess the risk-reward balance of our compensation in order to mitigate risk in our compensation program
	✓	Clawback of performance-based compensation in the event of a restatement of the Company’s financial results
What We Don’t Do	×	No pension or retirement benefits for our named executive officers beyond our 401(k) plan and pension plan
	×	Executives are prohibited from hedging/ pledging company stock
	×	No excessive perquisites
	×	No repricing of stock option awards

Program Overview

Our compensation philosophy is based on the following objectives and principles:

•	attract, retain and motivate top-level executive talent;

•	provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography;

•	align our executive compensation program with our overall philosophy and business model; and

•	provide long-term, performance-based, equity incentive compensation to align the interests of our management team with those of our stockholders.

Our Compensation Programs are Designed to Support the Philosophy Outlined Above:

Salary	✓	Fixed compensation, payable in cash
	✓	Provides executives with security and continuity in compensation
	✓	Key component of attracting and retaining qualified executives
Annual CIP	✓	Variable, cash-based compensation
	✓	Rigorous performance goals based on our business model that are tied to financial and strategic performance
RSUs	✓	Three-year vesting promotes long-term stability and retention of executives
	✓	Fosters ownership culture, aligning executives with stockholder interests
PSUs	✓	Three-year cliff vesting creates meaningful long-term retention and performance incentive
	✓	Payouts tied to rigorous business goals with a focus on multi-year performance

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2020 Compensation Program

Salary

Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry. Base salaries and benefit packages are the fixed components of our named executive officers’ compensation and do not vary with Company performance.

Messrs. Naughton and Lyne were promoted into their current roles in 2020. In connection with their promotions, the committee reviewed market data from our peer group and adjusted their salaries to align with competitive practice for executives with similar roles, scope of duties and responsibilities, and experience. Mr. Moore’s salary was unchanged for 2020. The following table provides the annualized fiscal year salaries of our named executive officers for 2020 and 2019:

Name	Annualized fiscal year 2020 salary		Annualized fiscal year 2019 salary
Gary B. Moore	$750,000		$750,000
Mike Naughton	$429,108	(1)	$—
Chad W. Lyne	$350,000	(2)	$—
Deborah A. Dunnam	$400,000	(3)	$400,000
Richard G. Walker	$400,000	(4)	$400,000

(1)

Mr. Naughton’s annual base salary was increased on August 1, 2020 to this amount upon his appointment as the Company’s EVP of Global Client Delivery on August 7, 2020. This amount is Mr. Naughton’s annual base salary of 349,368 euros converted to USD as of December 31, 2020 at an exchange rate of $1.22824 per 1 euro.

(2)	Mr. Lyne’s annual base salary was increased to this amount upon his appointment as the Company’s Chief Financial Officer on November 1, 2020.

(3)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020.

(4)	Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020.

Cash Incentives

Our compensation committee restructured the 2020 CIP bonus design in order to further our pay-for-performance philosophy and to better position the Company for long-term growth and success. Our primary short-term business objective was achieving sustainable, profitable revenue growth and therefore funding for the CIP bonus pool for 2020 was based on achievement of revenue, Adjusted EBITDA and net bookings goals.

Revenue, Adjusted EBITDA, and net bookings were chosen as they reflect our key financial priorities and allow us to measure in part whether we are growing revenue profitable and sustainably; targets for each measure were set at a level designed to drive strong performance but were also intended to recognize that the Company’s long-term success was incumbent on exiting suboptimal, lower-margin programs, which would put downward pressure on revenue, Adjusted EBITDA, and net bookings performance in the short-term, but position us for strong future growth.

Fiscal Year 2020 CIP

Element	Weighting	Threshold	Target	Maximum	Actual	Percent Achieved	Bonus Earned(1)
Revenue	50%	$188M	$203M	$220M	$194.6M	78.4%	39.2%
Adjusted EBITDA(2)	35%	>$0.0M	$3.4M	$7.9M	$4.3M	112.6%	39.4%
Net Bookings(3)	15%					—%	—%
Total	100%						78.6%

(1)	Figures adjusted for rounding. Bonus earned is equal to (i) Weighting, multiplied by (ii) Percent Achieved.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See ‘‘Reconciliation of GAAP to Non-GAAP financial measure’’ on Appendix C.

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(3)	While competitive considerations prevent us from sharing our targets explicitly, performance in 2020 resulted in 0% of the net bookings bonus opportunity being earned.

Based on performance outlined above, CIP was achieved at 78.6%, and executives received the following payouts:

Name	Bonus Target	Performance	Actual Payout
Gary B. Moore	$250,000	78.6%	$196,500
Mike Naughton(1)	$321,831	78.6%	$209,582
Chad W. Lyne(2)	$262,500	78.6%	$140,006
Deborah A. Dunnam(3)	$300,000	78.6%	$—
Richard G. Walker(3)	$300,000	78.6%	$—

(1)

Mr. Naughton’s target CIP opportunity increased from 60% to 75% of his base salary and was prorated on August 1, 2020 upon his appointment as EVP of Global Client Delivery on August 7, 2020. Mr. Naughton’s CIP metrics remained consistent during 2020 as described above. Mr. Naughton’s actual payout amount represents the total bonus earned for 2020 regardless of his role with the Company. The bonus target and actual payout amounts were converted to USD as of December 31, 2020 at an exchange rate of $1.22824 per 1 euro.

(2)

Mr. Lyne’s target CIP opportunity increased from 60% to 75% of his base salary and was prorated upon his appointment as Chief Financial Officer on November 1, 2020. My Lyne’s CIP metrics remained consistent during 2020 as described above. Mr. Lyne’s actual payout amount represents the total bonus earned for 2020 regardless of his role with the Company.

(3)	Ms. Dunnam and Mr. Walker resigned during 2020, and as such, no CIP bonus payments were earned for 2020.

Equity

2020 Equity Awards

The compensation committee continues to believe that a strong, performance-conditioned equity program serves to attract and retain executives as well as align them with our stockholders. In accordance with this belief, the compensation committee determined to reintroduce annual equity awards to our executives in 2020 after foregoing executive equity grants in 2019.

In 2020, named executive officers received 50% of their awards as RSUs and 50% of their awards as PSUs with two-year financial goals. The PSU design, detailed below, is intended to balance a desire for long-term financial and stockholder goals with the difficulty of setting meaningful multi-year targets in the Company’s current business context.

Grant of PSUs – 2020

On May 13, 2020 (the “Grant Date”), our compensation committee approved the 2020 grants of PSUs to our named executive officers that, as described above, includes two-year performance-based achievement metrics related to financial goals as well as a service-based vesting schedule. The performance-based metrics are the Company’s actual cumulative Adjusted EBITDA and net bookings for fiscal year 2020 and 2021 as compared to the target Adjusted EBITDA and net bookings approved by the board of directors, as set forth below.

Adjusted EBITDA is defined as the cumulative Adjusted EBITDA of the Company for fiscal year 2020 and 2021 as defined in the Company’s Annual Reports on Form 10-K and/or earnings press releases and Current Reports on Form 8-K for the Company’s 2020 and 2021 fiscal year ends.

Net bookings are defined as the annual contract value of total new bookings signed during fiscal year 2020 and 2021 minus the annual contract value of total churn confirmed during fiscal year 2020 and 2021. Total new bookings includes the aggregate of recurring, non-recurring, technology services, and professional services bookings.

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Half of the target number of PSUs are subject to the net bookings performance achievement, and half of the target number of PSUs are subject to the Adjusted EBITDA performance achievement. The achievement of the performance targets will be determined on the date the Company files its Annual Report on Form 10-K for the 2021 fiscal year.

Net Bookings Metric		Adjusted EBITDA Metric

Net Bookings Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)	Adjusted EBITDA Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)
120%	150%	125%	150%
110%	125%	113%	125%
100%	100%	100%	100%
93%	80%	73%	50%
83%	60%	<73%	—%
80%	50%
<80%	—%

For each performance metric, if the applicable achievement falls between any of the thresholds, the number of PSUs that become eligible to vest for such performance metric will be determined by linear interpolation.

Under the service-based vesting condition, the PSUs that become eligible to vest will vest on May 13, 2023, which is the third anniversary of the Grant Date, except as otherwise provided under certain termination and change of control provisions set forth in the PSU grant documents.

The target number of PSUs subject to the grant, as well as the maximum number of PSUs eligible to vest pursuant to the service-based vesting provision assuming maximum achievement of both performance-based achievement metrics as well as satisfaction of the service-based vesting condition, are set forth below.

Named Executive Officer	Target Number of PSUs	Maximum Number of PSUs*
Gary B. Moore	400,000	600,000
Mike Naughton	—	—
Chad W. Lyne	—	—
Deborah A. Dunnam(1)	225,000	337,500
Richard G. Walker(2)	225,000	337,500

*	The maximum number of PSUs that could become eligible to vest is shown in this column and assumes maximum achievement of both the Adjusted EBITDA and net bookings performance metrics.

(1)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020 and forfeited the PSUs.

(2)

Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020. The PSUs will vest, if at all, based on satisfaction of the performance criteria, provided Mr. Walker continues to serve on our board of directors on the applicable vesting date.

For additional information on the equity-based rewards granted to our named executive officers, please see the “Grants of Plan-Based Awards” table.

Grant of Restricted Stock Units – 2020

On May 13, 2020, our compensation committee approved a grant of RSUs to our named executive officers. The RSUs will vest in three annual installments on May 13, 2021 and thereafter on the second and third anniversary of the grant date, subject to continued employment through each vesting date, except as otherwise provided under certain termination and change of control provisions set forth in the 2011 Equity Incentive Plan.

In addition, on September 1, 2020, our compensation committee approved grants of RSUs to Mr. Naughton and Mr. Lyne that will vest in three annual installments on September 1, 2021 and thereafter on the second and third

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anniversary of the grant date, subject to continued employment through each vesting date, except as otherwise provided under certain termination and change of control provisions set forth in the 2020 Plan.

The number of RSUs granted to our named executive officers in 2020 are set forth below.

Named Executive Officer	Number of RSUs
Gary B. Moore	400,000
Mike Naughton	150,000
Chad W. Lyne(1)	100,000
Deborah A. Dunnam(2)	225,000
Richard G. Walker(3)	225,000

(1)	This grant was awarded to Mr. Lyne before his appointment as Chief Financial Officer on November 1, 2020.

(2)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020 and forfeited these RSUs.

(3)	Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020 and forfeited these RSUs.

Compensation Decision Process

Peer Group

Benchmarking. In 2020, our compensation committee consulted with our independent compensation consultant to review the competitive positioning of our executive officers, which included a market analysis against our peer group shown below.

The compensation committee considered compensation data and practices at public technology companies comparable to us with respect to size, complexity, financial performance and stage of development. These peer companies were selected at the time as they had similar financial size and valuation range relative to ServiceSource and included industry classifications of IT Services and Professional Services.

The resulting peers used in our compensation benchmarking include the following:

ChannelAdvisor	PRGX Global, Inc.
Computer Task Group	QuinStreet, Inc.
Fluent Inc.	Rimini Street
Model N, Inc.	StarTek
Perficient, Inc.	TechTarget, Inc.
PFSweb, Inc.	Zuora Inc.

We did not explicitly tie compensation to a benchmark level for each member of our executive management team. Rather, we considered a number of individualized factors that are unique to our business, including individual performance, skill set, industry knowledge and experience, prior employment history, compensation at previous companies, recruiting efforts and negotiations, retention risk and an executive’s overall compensation level relative to his or her peers.

Roles

Role of the board of directors and compensation committee. The role of our compensation committee is to oversee our executive plans and policies, administer our equity plans and approve all compensation for our named executive officers. For a description of the composition of our compensation committee, see “Corporate Governance and Board of Directors – Board Committees – Compensation Committee.”

Role of Executive Officers. Our compensation committee generally seeks input from our Chief Executive Officer and our Chief Financial Officer when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Chief Financial Officer has the responsibility of advising the compensation committee and coordinating with any third-party compensation advisors. The

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compensation committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications. None of our named executive officers participates in deliberations regarding his or her own compensation. Our compensation committee charter also specifies that our compensation committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

Role of Compensation Advisors. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2020, the Company retained Semler Brossy Consulting Group LLC (“Semler Brossy”), as an independent compensation consulting firm to provide advice to the compensation committee with respect to executive compensation decisions and comparison benchmarking. Working with management, Semler Brossy met with our compensation committee and provided various recommendations. Pursuant to SEC rules, our compensation committee has assessed the independence of Semler Brossy, and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the compensation committee. Semler Brossy does not perform other services for us and will not do so without the prior consent of the compensation committee. Our compensation committee intends periodically to review the need to independently retain a compensation consultant.

Other Elements

Employee Benefits

We provide our employees with retirement, as well as health and welfare benefits, such as our group health insurance plans, 401(k) retirement plan, pension plan, life, disability and accidental death insurance plans. Those plans, which are available to all employees, including our named executive officers, are designed to provide a stable array of support to our employees and their families and are not performance-based. Our benefits programs are generally established and adjusted by our human resources department with approval, as necessary, from senior management, the compensation committee, or the board of directors, as appropriate.

Employment Agreements

We have entered into employment agreements with our named executive officers, and these employment agreements contain severance and change of control benefits in favor of our named executive officers. These employment agreements were an integral part of the decision-making process for our named executive officers to join our Company.

We also enter into separation agreements with our named executive officers from time to time that provide for defined separation dates, specification of the continuing role of such executives prior to separation, including, in some cases, consulting services that the individual will provide to us post-separation from employment. These separation agreements typically provide for specified payment of compensation or severance benefits, and all such payments are subject to an effective release agreement from such individual.

All of these employment and separation agreements are discussed in more detail in the “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control” section below. We believe that these agreements are an important recruitment and retention tool and will incentivize the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value, or to assist in an orderly transition of responsibilities for those executives who leave our employment while reducing the risk of any potential disputes. The terms of these agreements were determined after review by the compensation committee of our retention and transition goals for each named executive officer, as well as analysis of market data, and similar agreements established in our industry. These agreements were also the result of negotiations with the executives.

Other Compensation Matters and Policies

Tax and Accounting Considerations

Internal Revenue Code Section 162(m) generally limits the amount that we may deduct for compensation paid to our Chief Executive Officer, Chief Financial Officer, and to each of our three most highly compensated officers (as well as anyone that was previously in such category of individuals for any preceding taxable year

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beginning after December 31, 2016) to $1 million per person. Previously, exemptions to this deductibility limit could be made for various forms of “performance-based” compensation. The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed under the 2017 Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our “covered employees” under Section 162(m), including our Chief Executive Officer, Chief Financial Officer, and three other highest-paid officers, in excess of $1 million will not be deductible unless it qualifies for transition relief which grandfathers compensation paid under written binding contracts in effect on November 2, 2017. We expect that equity awards granted or other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be deductible to the extent they result in compensation to certain executive officers that exceeds $1 million in any one year for any such officer. Although the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that follows our pay-for-performance philosophy.

Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A may apply to certain arrangements we enter into with our executive officers, including our change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, our intent is to design any such arrangements in a manner to avoid the application of Section 409A.

Stock Ownership Guidelines

Our named executive officers are subject to stock ownership guidelines. The current levels for our named executive officers are as follows:

Position	Multiple of Base Salary OR Minimum Share Amount (whichever is lower)
Chief Executive Officer	5 times/250,000 shares
Chief Financial Officer	3 times/150,000 shares
Executive Vice President of Global Client Delivery	3 times/150,000 shares

Our executive officers have five years from the time they are appointed to meet these guidelines, subject to additional holding requirements in the event the holding requirement is not timely met.

As of December 31, 2020, all of our named executive officers required to satisfy our stock ownership guidelines have met such guidelines or are still within their relevant transition periods.

Policy against Hedging/Pledging

Our Insider Trading Policy prohibits any of our named executive officers from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our stock. Our policy also prohibits any of our named executive officers from pledging our securities as collateral for loans or holding our securities in margin accounts.

Risk Assessment and Clawback Policy

The compensation committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals. In addition, in 2020 our board of directors adopted a clawback policy, so in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations, or an administratively required restatement such as in connection with a stock combination or split) and any performance-based compensation paid to an executive officer would have been a lower amount if calculated based on the restated results, and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement, the Company will seek to recover for the Company the after-tax portion of the awarded compensation and the compensation that should have been paid based on the restated results.

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Compensation Committee Report

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Jane Okun Bomba (Chair)

John R. Ferron

John R. Harris

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Compensation Committee by reference therein.

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Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2020 and 2019:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity CIP(4)	All Other Compensation(5)	Total
Gary B. Moore Chief Executive Officer	2020	$750,000	$—	$1,040,000	$196,500	$60,100	$2,046,600
	2019	$750,000	$—	$—	$199,610	$54,250	$1,003,860
Mike Naughton(6) Executive Vice President of Global Client Delivery	2020	$399,707	$—	$223,500	$209,582	$19,985	$852,774
Chad W. Lyne(7) Chief Financial Officer	2020	$285,096	$—	$149,000	$140,006	$2,000	$576,102
Deborah A. Dunnam(8) Former Chief Operating Officer	2020	$253,846	$—	$585,000	$—	$2,000	$840,846
	2019	$400,000	$—	$—	$239,532	$57,000	$696,532
Richard G. Walker(9) Former Chief Financial Officer	2020	$395,385	$150,000	$585,000	$—	$4,748	$1,135,133
	2019	$400,000	$—	$—	$239,532	$2,900	$642,432

(1)	The amounts reported for Messrs. Moore, Lyne and Walker and Ms. Dunnam are based on a bi-weekly pay schedule paid one week in arrears.

(2)

Mr. Walker received a cash bonus of $150,000 in December 2020 in connection with his agreement to remain employed by the Company in an advisory capacity through December 15, 2020 to assist with the Company’s transition to a new Chief Financial Officer.

(3)

The amounts reported in this column reflects the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used for calculating the grant date fair value are consistent with the valuation methodologies specified in the notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2020. With respect to Mr. Moore, Ms. Dunnam, and Mr. Walker the 2020 amounts include both RSUs and PSUs, shown at target achievement. The value of the performance stock unit awards granted in 2020, assuming achievement of the maximum performance level, would have been $780,000 for Mr. Moore, $438,750 for Ms. Dunnam, and $438,750 for Mr. Walker.

(4)	The amounts in this column represent payments under CIP earned with respect to the current year and paid in March of the following year.

(5)

The amounts reported in this column include $58,100 and $52,250 for Mr. Moore’s corporate housing in 2020 and 2019, respectively, $55,000 for Ms. Dunnam’s membership in the “World 50” in 2019, and $1,848 for Mr. Walker’s fees earned as a non-employee director from December 15, 2020 through December 31, 2020 following his resignation as our Chief Financial Officer on November 1, 2020. The column also includes, as applicable, for Messrs. Moore, Naughton, Lyne and Walker and Ms. Dunnam matching contributions made by us with respect to the named executive officer’s Health Savings Account (“HSA”) for a maximum of $900, 401(k) contributions for a maximum of $2,000 and pension contributions for a maximum match of 5%. Mr. Naughton’s pension employer contribution was converted to USD as of December 31, 2020 at a rate of $1.22824 per 1 euro.

(6)

Mr. Naughton was appointed as our Executive Vice President of Global Client Delivery on August 7, 2020 and received an annual salary of 349,368 Euros starting on August 1, 2020. Mr. Naughton’s salary and CIP were prorated based on amounts earned during 2020 regardless of his role with the Company. Mr. Naughton’s salary was converted to USD as of December 31, 2020 at a rate of $1.22824 per 1 euro.

(7)

Mr. Lyne was appointed as our Chief Financial Officer on November 1, 2020 and received an annual salary of $350,000. Mr. Lyne’s salary and CIP were prorated based on amounts earned during 2020 regardless of his role with the Company.

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(8)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020. As such, she forfeited her stock awards issued during 2020 and no CIP bonus payments were earned for 2020.

(9)

Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020 and continued to be employed by the Company in an advisory capacity through December 15, 2020. Mr. Walker forfeited his outstanding RSU awards as of his termination date. His 2020 PSU award will continue to vest, if at all, based on satisfaction of the performance metrics, provided Mr. Walker continues to serve on our board of directors as of the vesting date. No CIP bonus payments were earned for 2020.

Grants of Plan Based Awards

The following table presents information concerning grants of plan-based awards to each of our named executive officers during the year ended December 31, 2020.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary B. Moore			125,000	250,000	375,000
	5/13/2020	(3)				200,000	400,000	600,000		$520,000
	5/13/2020	(4)							400,000	$520,000
Mike Naughton		(5)	160,916	321,831	482,747
	9/1/2020	(6)							150,000	$223,500
Chad W. Lyne		(7)	131,250	262,500	393,750
	9/1/2020	(8)							100,000	$149,000
Deborah A. Dunnam		(9)	150,000	300,000	450,000
	5/13/2020	(3)(9)				112,500	225,000	337,500		$292,500
	5/13/2020	(4)(9)							225,000	$292,500
Richard G. Walker		(10)	150,000	300,000	450,000
	5/13/2020	(3)(10)				112,500	225,000	337,500		$292,500
	5/13/2020	(4)(11)							225,000	$292,500

(1)

Amounts in these columns represent cash awards granted under our CIP and are based on achievement of certain levels of performance for 2020. Amounts reflect the awards that were possible, target, and maximum levels of performance to the extent applicable.

(2)

Amounts in this column reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)

This grant consists of PSUs granted in 2020 and scheduled to vest on May 13, 2023 based on the achievement of certain cumulative metrics during 2020 and 2021. For additional information on the equity-based rewards granted to our named executive officers, please see the “Grant of PSUs—2020” table.

(4)	33% of the RSUs vest on May 13, 2021 and thereafter on the second and third anniversary of the grant date.

(5)

Mr. Naughton’s target CIP opportunity increased to 75% of his base salary and was prorated on August 1, 2020 upon his appointment as EVP of Global Client Delivery on August 7, 2020. The target and maximum amounts were converted as of December 31, 2020 from euros at an exchange rate of $1.22824 per 1 euro.

(6)	33% of the RSUs vest on September 1, 2021 and thereafter on the second and third anniversary of the grant date.

(7)	Mr. Lyne’s target CIP opportunity increased to 75% of his base salary and was prorated upon appointment as Chief Financial Officer on November 1, 2020.

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(8)

This grant was awarded to Mr. Lyne before his appointment as Chief Financial Officer on November 1, 2020. 33% of the RSUs vest on September 1, 2021 and thereafter on the second and third anniversary of the grant date.

(9)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020. As such, she forfeited her stock awards issued during 2020 and no CIP bonus payments were earned during 2020.

(10)

Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020 and continued to be employed by the Company in an advisory capacity through December 15, 2020. Mr. Walker forfeited his RSU awards issued during 2020 upon his termination date. No CIP bonus payments were earned during 2020.

(11)

Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020. Mr. Walker’s 2020 PSU award will vest, if at all, on May 13, 2023 based on satisfaction of the performance metrics, provided Mr. Walker continues to serve on our board of directors as of the applicable vesting date.

Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by our named executive officers at December 31, 2020:

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Gary B. Moore	5/13/2020	(2)					400,000	$704,000
	5/13/2020	(3)					400,000	$704,000
	12/7/2018	(4)	1,000,000	—	$1.20	12/7/2028
Mike Naughton	9/1/2020	(5)					150,000	$264,000
	9/1/2019	(6)	16,667	33,333	$0.92	9/1/2029
	9/1/2019	(7)					66,666	$117,332
	12/7/2018	(8)					50,000	$88,000
	5/15/2018	(9)					32,500	$57,200
	5/16/2017	(10)					15,000	$26,400
	2/17/2016	(11)	5,000	—	$3.90	2/17/2026
	8/12/2015	(12)	20,000	—	$5.44	8/12/2025
	7/20/2015	(13)	21,000	—	$5.46	7/20/2025
	5/8/2014	(14)	16,000	—	$4.06	5/8/2024
	1/22/2013	(15)	4,424	—	$6.03	1/22/2023
Chad W. Lyne	9/1/2020	(5)					100,000	$176,000
	9/1/2019	(6)	50,000	100,000	$0.92	9/1/2029
	9/1/2019	(7)					133,333	$234,666
	5/5/2016	(16)	110,000	—	$3.90	5/5/2026
Deborah A. Dunnam(17)
Richard G. Walker(18)	5/13/2020						225,000	$396,000
	12/7/2018		250,000	—	$1.20	3/15/2021	—	$—

(1)	The market value is calculated using the closing price of our common stock of $1.76 on December 31, 2020, as reported on NASDAQ, multiplied by the unvested stock amount.

(2)	Represents RSUs that vest in three equal annual installments commencing May 13, 2021.

(3)	Represents PSUs, shown at target achievement, that vest on May 13, 2023.

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(4)	50% of the shares underlying such option vested on December 7, 2019 and thereafter in 12 equal monthly installments.

(5)	Represents RSUs that vest in three equal annual installments commencing on September 1, 2021.

(6)	Represents shares underlying such options, one third of which vested on September 1, 2020, and the remainder of which are scheduled to vest on September 1, 2021 and September 1, 2022.

(7)	Represents RSUs, one third of which vested on September 1, 2020, and the remainder of which are scheduled to vest on September 1, 2021 and September 1, 2022.

(8)	Represents RSUs, one half of which vested on December 7, 2019 and December 7, 2020, and the remainder of which are scheduled to vest on December 7, 2021 and December 7, 2022.

(9)	Represents RSUs, one half of which vested on May 15, 2019 and May 15, 2020, and the remainder of which are scheduled to vest on May 15, 2021 and May 15, 2022.

(10)	Represents RSUs, three fourths of which vested on May 16, 2018, May 16, 2019, and May 16, 2020, and the remainder scheduled to vest on May 16, 2021.

(11)	33% of the shares underlying such option vested on February 17, 2017 and thereafter in 24 equal monthly installments.

(12)	25% of the shares underlying such option vested on August 12, 2016 and thereafter in 36 equal monthly installments.

(13)	33% of the shares underlying such option vested on July 20, 2016 and thereafter in 24 equal monthly installments.

(14)	25% of the shares underlying such option vested on May 8, 2015 and thereafter in 36 equal monthly installments.

(15)	25% of the shares underlying such option vested on January 22, 2014 and thereafter in 36 equal monthly installments.

(16)	25% of the shares underlying such option vested on May 5, 2017 and thereafter in 36 equal monthly installments.

(17)	Ms. Dunnam resigned from her position as Chief Operating Officer effective August 7, 2020 and forfeited all outstanding stock awards.

(18)

Mr. Walker resigned from his position as Chief Financial Officer effective November 1, 2020 and continued to be employed by the Company in an advisory capacity through December 15, 2020. Mr. Walker forfeited his unvested stock options and RSU awards as of his termination date. His vested stock options were set to expire on March 15, 2021. His 2020 PSU award will vest, if at all, on May 13, 2023 subject to satisfaction of the various performance criteria provided Mr. Walker continues to serve on our board of directors as of the vesting date.

Stock Options Exercises and Stock Vested

The following table presents information regarding vested stock awards held by our named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Gary B. Moore	—	$—	250,000	$412,500
Mike Naughton(3)	—	$—	104,584	$162,730
Chad W. Lyne(4)	—	$—	104,606	$129,660
Deborah A. Dunnam(5)	12,214	$16,414	—	$—
Richard G. Walker(6)	—	$—	107,489	$171,184

(1)

The value realized on exercise is calculated as the difference between the market value of the underlying shares on the exercise date and the exercise price of the options. Market value is calculated using the closing price of our common stock as reported on NASDAQ on the exercise date.

(2)

The value realized on vesting is calculated by multiplying the number of shares of stock vested by the market value of the underlying shares on each vesting date. Market value is calculated using the closing price of our common stock as reported on NASDAQ on the applicable vesting date.

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  EXECUTIVE COMPENSATION

(3)	The amount of shares acquired on vesting includes RSUs that were granted to Mr. Naughton prior to his appointment as EVP of Global Client Delivery on August 7, 2020.

(4)	The amount of shares acquired on vesting includes RSUs that were granted to Mr. Lyne prior to his appointment as Chief Financial Officer on November 1, 2020.

(5)	Ms. Dunnam exercised option awards after she resigned from her position as Chief Operating Officer effective August 7, 2020.

(6)	The amount of shares acquired on vesting includes RSUs that were granted in 2017 for Mr. Walker’s service as a non-employee director.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders(1)	10,046,370	$2.09	7,316,552
Equity compensation plans not approved by security holders	—	$—	—
Total	10,046,370	$2.09	7,316,552

(1)	Includes the following plans: 2020 Equity Incentive Plan, 2011 Equity Incentive Plan, 2008 Share Option Plan, 2004 Omnibus Share Plan and 2011 Employee Stock Purchase Plan.

Other Plans

We do not have any qualified or non-qualified defined benefit plans, any traditional non-qualified deferred compensation plans or other deferred compensation plans.

Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements

We entered into employment agreements with Messrs. Moore, Naughton, and Lyne, that provide for certain severance payments and equity vesting upon termination of their employment in specified circumstances. We believe that these agreements are an important retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the compensation committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established within our industry, and applicable law.

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Gary B. Moore. The Company and Mr. Moore entered into a written agreement on January 22, 2019. The arrangements relating to Mr. Moore’s employment, and/or the written employment agreement (such arrangements and the written agreement, collectively, the “Moore Employment Agreement”) provide for the following:

Base Salary and Bonus	The Moore Employment Agreement provides that Mr. Moore will receive an annual base salary of $750,000 and an annual target bonus opportunity under the Company’s CIP of up to $250,000 which was increased for 2021 to up to $500,000. The Moore Employment Agreement also provided that Mr. Moore would receive a sign-on bonus of $150,000, earned in 2018, payable in 2019.
Equity Compensation	Pursuant to the Moore Employment Agreement, Mr. Moore received an initial option award to purchase up to 1,000,000 shares of the Company’s common stock and an initial award of 500,000 RSUs. See “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards and annual equity awards issued to Mr. Moore since the date of the Moore Employment Agreement
Rights on Termination	The Moore Employment Agreement provides that if Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration, or other severance benefit.
Change of Control

Upon a Change of Control.

Mr. Moore’s outstanding equity compensation awards under the 2011 Equity Incentive Plan (other than Board Service Equity Grants) will immediately become vested in full.

Within Six Months Following a Change of Control.

If Mr. Moore’s employment terminates for any reason within six months following a Change of Control, Mr. Moore would be entitled to a lump sum payment of nine months of his then current base salary plus 100% of his then applicable annual target bonus. Mr. Moore would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and all applicable regulations (“COBRA”) assuming Mr. Moore elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Moore actually elects COBRA continuation coverage.

In the event any payment to Mr. Moore provided in the Moore Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Moore will be entitled to receive the amount of such payment that would provide him the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Moore executing a general release of claims in our favor. The Moore Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Moore’s termination of employment.

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  EXECUTIVE COMPENSATION

Chad W. Lyne. On November 16, 2017, the Company and Mr. Lyne entered into an amended and restated employment agreement and confidential information agreement. The written employment agreement together with the arrangements relating to Mr. Lyne’s employment adopted in accordance therewith (such arrangements and the written agreement, collectively, the “Lyne Employment Agreement”), provide for the following:

Base Salary and Bonus	The Lyne Employment Agreement provides that Mr. Lyne will receive an annual base salary of $350,000 and an annual target bonus opportunity of 75% of his base salary under the Company’s CIP.
Equity Compensation	Pursuant to the Lyne Employment Agreement, Mr. Lyne is eligible to participate in the Company’s equity incentive plans.
Rights on Termination	The Lyne Employment Agreement provides that if Mr. Lyne’s employment is terminated by the Company without Cause or if Mr. Lyne resigns for Good Reason, Mr. Lyne is entitled to: (a) nine months of his base salary as severance, payable over the nine months following Lyne’s termination, (b) any CIP bonus earned prior to such termination and through the nine months following such termination, and (c) a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage for himself and any eligible spouse and/or dependents, whether or not Mr. Lyne actually elects COBRA continuation coverage.
Change of Control	If Mr. Lyne’s employment is terminated by the Company without Cause or by Mr. Lyne for Good Reason within eighteen months following a Change of Control, Mr. Lyne is entitled to the compensation set forth above in “Rights on Termination” and, further, Mr. Lyne’s outstanding equity compensation awards will immediately become fully vested.
Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Lyne executing a general release of claims in our favor. The Lyne Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Lyne’s termination of employment.

Mike Naughton. On October 28, 2011, the Company and Mr. Naughton entered into a statement of terms and conditions of employment, which was amended by an addendum dated September 18, 2018. The written statement of terms and conditions, as amended, together with the arrangements relating to Mr. Naughton’s employment adopted in accordance therewith (such arrangements and the written agreement, collectively, the “Naughton Employment Agreement”), provide for the following:

Base Salary and Bonus	The Naughton Employment Agreement provides that Mr. Naughton will receive an annual base salary of 349,368 euros and an annual target bonus opportunity of 75% of his base salary under the Company’s CIP.
Equity Compensation	Pursuant to the Naughton Employment Agreement, Mr. Naughton is eligible to participate in the Company’s equity incentive plans.
Rights on Termination

In accordance with Irish law, in order to terminate Mr. Naughton’s employment with the Company, Mr. Naughton is required to give the Company three months written notice or the Company is required to give Mr. Naughton six months written notice. The Company may, in its discretion, at any time during the applicable notice period, pay Mr. Naughton a pro-rated portion of his base salary in lieu of any unexpired notice period. Mr. Naughton is entitled to receive his contractual salary and benefits with the exception of any variable compensation or bonus during such period unless the Company determines that Mr. Naughton was a good leaver.

If Mr. Naughton’s employee may be terminated by the Company without notice or payment in lieu notice if Mr. Naughton is dismissed by reason of gross misconduct, without any severance obligation.

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Change of Control	If Mr. Naughton’s employment is terminated in connection with a Change in Control, he shall have the rights summarized above under “Rights on Termination.” In addition, if Mr. Naughton’s employment is terminated by the Company without Cause or by Mr. Naughton for Good Reason within eighteen months following a Change of Control, Mr. Naughton’s outstanding equity compensation awards will immediately become fully vested.
Required for All Severance Payments	The Naughton Employment Agreement includes a non-solicitation covenant in favor of the Company for a period of twelve months following Mr. Naughton’s termination of employment.

Potential Payments Upon Termination or Change of Control

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination or a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2020. All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims and such release becoming effective.

	Termination Without Cause or Termination for Good Reason							Termination in Connection with a Change of Control

Name(1)	Cash Compensation		Health Care Benefits		Acceleration of Equity Vesting(2)		Total	Cash Compensation		Health Care Benefits		Acceleration of Equity Vesting(2)		Total
Gary B. Moore	$—	(3)	$—	(3)	$—	(3)	$—	$1,062,500	(4)(5)	$13,158	(5)(6)	$1,408,000	(5)	$2,483,658
Mike Naughton	$214,554	(8)	$—		$—		$214,554	$214,554	(8)(9)	$—		$580,932	(9)	$795,486
Chad W. Lyne	$459,375	(7)	$19,440	(6)	$—		$478,815	$459,375	(7)(10)	$19,440	(6)(10)	$494,666	(10)	$973,481

(1)	All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims, and such release becoming effective.

(2)

The amounts in this column represent the intrinsic value of the unvested shares subject to full equity acceleration, calculated as the sum of the market value minus the exercise price (if any), multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $1.76 on December 31, 2020, as reported on NASDAQ.

(3)

If Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration or any other change of control benefit.

(4)	Amount represents nine months base salary under the Moore Employment Agreement and 100% of CIP at 2021 target.

(5)	Payable if Mr. Moore is terminated for any reason, including voluntary resignation, within six months of a Change of Control.

(6)	Amount represents a payment equal to the value of nine months of COBRA coverage.

(7)	Amount represents nine months base salary and nine months of CIP payment at 2021 target.

(8)	Amounts represent six months base salary. The cash compensation was converted as of December 31, 2020 from euros at an exchange rate of $1.22824 per 1 euro.

(9)	Payable if Mr. Naughton is terminated without cause or resigns for good reason within eighteen months of a Change of Control.

(10)	Payable if Mr. Lyne is terminated without cause or resigns for good reason within eighteen months of a Change of Control.

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  RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Policies and Procedures for Related Person Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval as a “related person transaction.” In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Other than the continuing arrangements in fiscal 2020 described below, there were no related person transactions that required review or approval by our audit committee.

Related Person Transactions

The following is a description of certain related person transactions and relationships and other transactions since January 1, 2020 involving our directors, executive officers or beneficial holders of more than 5% of our capital stock, or entities affiliated with them. Compensation arrangements with our directors and named executive officers are described elsewhere in this proxy statement.

We have entered into employment arrangements with our executive officers and change of control severance arrangements with certain of our executive officers that, among other things, provides for certain severance and change of control benefits. See “ Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control .”

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Described below are related person transactions that were continuing in fiscal 2020 with Benchmark Capital Partners V, L.P. (“Benchmark Capital Partners”), controlled by Benchmark Capital, and certain entities affiliated with Benchmark Capital (the “Significant Holders”). Pursuant to a Schedule 13G/A filed by Benchmark Capital Partners with the SEC on February 16, 2021, Benchmark Capital Partners had exited its position with the Company and no longer beneficially owned any shares of the Company’s capital stock as of December 31, 2020.

Registration Rights Agreement

Benchmark Capital Partners and the Significant Holders are entitled to the following rights with respect to the registration of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). For the Significant Holders, these rights are provided under the terms of a Registration and Information Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement includes demand registration rights, piggyback registration rights and Form S-3 registration rights. In addition, the agreement provides for certain information rights.

Demand Registration Rights. The Significant Holders are entitled to demand registration rights. If the Significant Holders request in writing that we effect a registration that has an anticipated aggregate offering price to the public of at least $10 million, then we will be required, at our expense, to register all registrable securities that these respective holders request to be registered. We are required to effect only two registrations for the Significant Holders pursuant to this provision of the Registration Rights Agreement. Depending on certain

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conditions, however, we may defer such registration for a specified number of days. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Piggyback Registration Rights. The Significant Holders are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, after the completion of this offering the Significant Holders are entitled to include all or part of their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Form S-3 Registration Rights. The Significant Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right to have all or part of their shares registered by us at our expense, subject to certain exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations. The registrable securities remain subject to the Registration Rights Agreement until (i) a registration statement covering the registrable securities is declared effective and the registrable securities are disposed of pursuant to such registration statement or, (ii) (x) the entire amount of registrable securities held by the Significant Holders are sold in a single sale pursuant to Rule 144 of the Exchange Act and (y) the Significant Holders own less than 1% of the equity securities of the Company on a fully diluted basis.

For the purposes of the Registration Rights Agreement, Registrable Securities held by a Significant Holder will cease to be Registrable Securities for such Holder, when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) (x) the entire amount of the Registrable Securities owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Holder owns less than one percent (1%) the equity securities of the Company on a fully diluted basis.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations, no additional forms were required. We believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except that Messrs. Lyne and Ferron each filed an amended Form 3 to correct, due to inadvertent omissions, the number of shares of common stock held by such reporting person.

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  SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth information as of March 10, 2021, about:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our named executive officers;

•	Each of our directors and nominees for the board of directors; and

•	All of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ServiceSource International, Inc., 707 17th Street, 25th Floor, Denver, Colorado, 80202.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

As of March 10, 2021, 97,301,711 shares of our common stock were outstanding. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
Edenbrook Capital, LLC and its affiliates(1)	18,868,635	19.4%
PRIMECAP Management Company(2)	8,368,633	8.6%
Archon Capital Management LLC and its affiliates(3)	8,015,607	8.2%
Kennedy Capital Management, Inc.(4)	5,738,567	5.9%
BlackRock, Inc.(5)	5,621,866	5.8%
Renaissance Technologies LLC(6)	4,844,561	5.0%

Named Executive Officers and Directors:
Gary B. Moore(7)	1,911,533	2.0%
Chad W. Lyne(8)	167,783	*
Mike Naughton(9)	104,366	*
Deborah A. Dunnam	56,114	*
Richard G. Walker	375,177	*
Andrew M. Baker	17,975	*
Jane Okun Bomba	17,975	*
John R. Ferron(10)	250,000	*
John R. Harris(11)	50,000	*
John A. Meyer	17,975	*
Robin L. Smith	67,975	*
All executive officers and directors as a group (11 persons)(12)	3,036,873	3.1%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Based on information contained in a Schedule 13D/A filed with the SEC on December 1, 2021 (the “13D/A”) and subsequent Form 4s filed with the SEC on December 11, 2020, December 18, 2020, December 22, 2020, January 21, 2021, March 1, 2021, and March 9, 2021. Based upon the 13D/A, (i) Edenbrook Capital, LLC

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and Jonathan Brolin had shared voting power and shared dispositive power with respect to 18,317,265 shares as of December 1, 2020 and (ii) Edenbrook Long Only Value Fund, LP had shared voting power and shared dispositive power with respect to 16,505,317 shares as of December 1, 2020. The address for Edenbrook Capital, LLC and its affiliates is 116 Radio Circle, Mount Kisco, NY 10549.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2021, PRIMECAP Management Company (“PRIMECAP”), in its capacity as an investment advisor, had sole voting power and sole dispositive power with respect to 8,368,633 shares as of December 31, 2020. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(3)

Based on information contained in an amendment to Schedule 13G/A filed with the SEC on February 16, 2021, Archon Capital Management LLC had shared voting power and shared dispositive power with Constantinos Christofilis with respect to 8,015,607 shares, in each case, as of December 31, 2020. The address for Archon Capital Management LLC and its affiliates is 1100 19th Avenue E, Seattle, Washington, 98112.

(4)

Based on information contained in a Schedule 13G filed with the SEC on February 16, 2021, Kennedy Capital Management, Inc. (“Kennedy”), in its capacity as an investment advisor, had sole voting power and sole dispositive power with respect to 5,738,567 shares as of December 31, 2020. The address for Kennedy is 10829 Olive Blvd., St. Louis, Missouri 63141.

(5)

Based on information contained in a Schedule 13G filed with the SEC on February 2, 2021, BlackRock, Inc. (“Blackrock”) had sole voting power and sole dispositive power with respect to 5,551,237 and 5,621,866 shares, respectively, as of December 31, 2020. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.

(6)

Based on information contained in a Schedule 13G filed with the SEC on February 10, 2021, Renaissance Technologies LLC (“RTC”) had sole voting power and sole dispositive power with Renaissance Technologies Holdings Corporation (“RTHC”), in their capacities as investment advisors, with respect to 4,844,561 shares, in each case, as of December 31, 2020. The address for RTC and RTHC is 800 Third Avenue, New York, New York 10022.

(7)	Includes 1,000,000 options exercisable within 60 days of March 10, 2021.

(8)	Includes shares issuable upon the exercise of 160,000 options exercisable within 60 days of March 10, 2021.

(9)	Includes shares issuable upon the exercise of 83,091 options exercisable within 60 days of March 10, 2021.

(10)	Includes shares issuable upon the exercise of 25,000 options exercisable within 60 days of March 10, 2021.

(11)	Includes shares issuable upon the exercise of 12,500 options exercisable within 60 days of March 10, 2021.

(12)	Includes shares issuable upon the exercise of 1,280,591 options exercisable within 60 days of March 10, 2021.

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  QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

More Information about Proxies and Voting

1. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the internet. We have designated our Chief Executive Officer, Gary B. Moore, our Chief Financial Officer, Chad W. Lyne, and our Senior Vice President, General Counsel, Megan Fine, to serve as proxies for the annual meeting.

2. HOW DO I RECEIVE PROXY MATERIALS?

We have elected to deliver our proxy materials electronically over the internet as permitted by the rules of the SEC. As required by those rules, we are distributing a notice of internet availability of proxy materials to our stockholders of record and beneficial owners as of the close of business on March 18, 2021. On the date of distribution of the notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials at the URL address included in the notice. Additionally, the notice of annual meeting, proxy statement, and annual report are available on our website by visiting http://ir.servicesource.com/ . The Company’s website materials are not incorporated by reference into this proxy statement. These proxy materials are also available at no charge upon request. Please refer to information included in the notice of internet availability of proxy materials for additional information.

3. HOW MANY VOTES CAN BE CAST?

Each share of our common stock issued and outstanding as of the close of business on March 18, 2021, the record date for the 2021 annual meeting of stockholders, is entitled to vote on all items being considered at the 2021 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 97,301,711 shares of common stock issued and outstanding.

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

4. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares as a beneficial owner in “street name” through a broker or other nominee rather than directly in their own name.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EQ by Equiniti, you are considered with respect to those shares the stockholder of record and these proxy materials were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote at the annual meeting. You may vote on the internet or by telephone, or, if you have requested paper materials be delivered to you, you may return the proxy card by mail.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the notice of annual meeting, proxy statement and annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote your shares at the annual meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote at the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

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  QUESTIONS AND ANSWERS

5. WHO IS SERVICESOURCE’S TRANSFER AGENT AND HOW DO I CONTACT THEM?

You may contact our transfer agent by overnight mail at EQ by Equiniti, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, or by calling (800) 401-1957.

6. HOW DO I ATTEND AND VOTE AT THE ANNUAL MEETING?

You are entitled to attend the annual meeting only if you were a stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 18, 2021, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2021 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

If you do not comply with the procedures outlined above, you may not be admitted to the virtual annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone or internet, by indicating your plans when prompted. We do not expect to webcast the annual meeting.

Shares held in your name as the stockholder of record may be voted by you at the annual meeting. Shares held beneficially in street name may be voted by you at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to vote at the meeting.

7. HOW CAN I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

By telephone or on the internet

If you are a stockholder of record, you may vote by following the telephone or internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or internet voting available to you. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By mail

Complete, sign and date the proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card in favor of the recommendations of our board of directors.

If you are a stockholder of record and requested paper materials, and the prepaid envelope is missing, please address and mail your completed proxy card to ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still participate in the annual meeting even if you have already voted by proxy provided that you follow the registration procedures set forth in question number six above.

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  QUESTIONS AND ANSWERS

8. IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ServiceSource or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

9. WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE BEFORE THE ANNUAL MEETING?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (until the polls are closed during the annual meeting),

•

providing a written notice of revocation to our corporate secretary at ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202, prior to your shares being voted, or

•	virtually attending the annual meeting and voting at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by virtually attending the annual meeting and voting at the meeting.

10. WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record as of the close of business on the record date, March 18, 2021, who have properly registered for the meeting, are entitled to attend, and to vote at, the annual meeting. The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any proper purpose relating to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our Corporate Headquarters at 707 17th Street, 25th Floor, Denver, Colorado 80202, by contacting our corporate secretary.

11. WHAT ARE THE QUORUM REQUIREMENTS FOR CONDUCTING BUSINESS AT THE ANNUAL MEETING?

A majority of the issued and outstanding shares of common stock must be present or represented by proxy at our annual meeting in order for the annual meeting to be held and business to be transacted.

•

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

12. WHAT ARE THE BOARD’S RECOMMENDATIONS FOR VOTING AT THE ANNUAL MEETING?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees for director named in this proxy statement.

•

“FOR” the amendment to our certificate of incorporation to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-five and not more than one-for-ten, as determined by the board of directors.

•	“FOR” on an advisory basis, approval of the compensation of our named executive officers for the year ended December 31, 2020.

•	“FOR” the approval of the amendment to the 2020 Equity Incentive Plan.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year.

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  QUESTIONS AND ANSWERS

13. WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH OF THE PROPOSALS AT THE ANNUAL MEETING?

Proposal	Vote Required	Discretionary Broker Voting Allowed?
Election of directors	Majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election	No
Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	Two-thirds of the shares outstanding and entitled to vote at the meeting	No
Advisory vote to approve executive compensation	Majority of the shares present, represented and entitled to vote at the meeting	No
Advisory vote to approve amendment to the 2020 equity incentive plan	Majority of the shares present, represented and entitled to vote at the meeting	No
Ratification of Ernst & Young LLP	Majority of the shares present, represented and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the proposal to authorize our board of directors to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio as determined by the board of directors and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank or other nominee holder of record does not have discretionary authority to vote on the other three proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors, the vote to authorize our board of directors to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio as determined by the board of directors and the advisory vote to approve our executive compensation, to your broker, bank or other nominee holder of record.

Proposal 1 – Election of Directors

If a quorum is present, the affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to elect each director nominee. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum. In addition, you may not cumulate your votes for the election of directors.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. This majority voting standard includes a director resignation policy in the event a nominee does not receive majority support of the votes cast.

In connection with our majority voting procedures, the board of directors nominates for election or re-election as director only those candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) the board of directors’ acceptance of such resignation. In an uncontested election, the board of directors, after taking into consideration the recommendation of the nominating and corporate governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives a greater number of votes “AGAINST” such nominee’s election than votes “FOR” such nominee. In the event of a contested election, the director nominees who receive the largest number of vote cast “FOR” their election will be elected as directors.

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  QUESTIONS AND ANSWERS

Proposal 2 – Vote to Authorize the Board of Directors, in its Discretion, to Amend Our Certificate of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio as Determined by the Board of Directors

The affirmative “FOR” vote of two-thirds of the shares outstanding and entitled to vote on the proposal is required to authorize our board of directors, in its discretion, to amend to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio as determined by the board of directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

Proposal 3 – Advisory Vote on Executive Compensation

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, Proposal 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal.

Proposal 4 – Amendment to the 2020 Equity Incentive Plan

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, Proposal 4. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal.

Proposal 5 – Ratification of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the selection by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Because broker discretionary voting is permitted on this proposal, brokers that do not receive voting instructions from stockholders may vote on this proposal in their discretion.

14. WHAT OTHER MATTERS CAN BE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Gary B. Moore, Chad W. Lyne, and Megan Fine, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

If for any reason any of the nominees is not available as a candidate for director at the annual meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

15. HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

We are soliciting proxies and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners. In the past we have hired a third party to assist in solicitation of proxies, and we may elect to do so again this year on an as needed basis. If we do engage a third party, we will pay them a customary fee consistent with the amounts we have paid in prior years for services and for reimbursement of out-of-pocket expenses.

16. WHAT IF I ONLY RECEIVED ONE COPY OF THE PROXY MATERIALS, EVEN THOUGH MULTIPLE STOCKHOLDERS RESIDE AT MY ADDRESS?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders

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  QUESTIONS AND ANSWERS

sharing the same address by delivering a single copy of the notice of internet availability of proxy materials, our notice of annual meeting, proxy statement and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written or verbal request, we will deliver promptly a separate copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy or if you no longer wish to participate in householding and would prefer to receive a separate notice of annual meeting, proxy statement and annual report, please direct your written request to: ServiceSource International, Inc., Attention: Investor Relations, 707 17th Street, 25th Floor, Denver, Colorado 80202, (770) 889-8500.

Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Board Communications, Stockholder Proposals and Company Documents

17. HOW DO I COMMUNICATE WITH THE BOARD?

Stockholders who wish to communicate with our board of directors are welcome to do so either:

•	in writing, at ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202; or

•	online at www.servicesource.com and clicking through “Company,” “Investor Relations,” “Corporate Governance” and “Contact the Board.”

Communications are distributed to our board of directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

18. HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

Stockholder Proposals

For Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 1, 2021. However, if we hold our 2022 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2021 annual meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: ServiceSource International, Inc. Attn: Corporate Secretary 707 17th Street, 25th Floor, Denver, Colorado 80202.

For Consideration at the Annual Meeting but Not Included in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is:

•	specified in our proxy materials with respect to such meeting,

•	otherwise properly brought before the meeting by or at the direction of our board of directors, or

•

properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws.

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  QUESTIONS AND ANSWERS

To be timely for our 2022 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than December 1, 2021, and

•	not later than December 31, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2021 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Director Candidate Recommendations

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of ServiceSource at 707 17th Street, 25th Floor, Denver, Colorado 80202.

Director Candidate Nominations

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

Our bylaws have been publicly filed with the SEC and can also be found on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

19. WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?

We will disclose voting results on a Current Report on Form 8-K filed with the SEC after the 2021 annual meeting.

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  OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the 2021 annual meeting. If any other matters properly come before the 2021 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

THE BOARD OF DIRECTORS

Denver, Colorado

March 31, 2021

2021 Proxy Statement	71

  APPENDIX A

APPENDIX A

PROPOSED AMENDMENT TO SERVICESOURCE INTERNATIONAL, INC. CERTIFICATE OF INCORPORATION

The text of the proposed amendment to Section 1 of Article V of the Certificate of Incorporation, marked to show changes to the current Section 1 of Article V, is set forth as follows:

5.1 Authorized Capital Stock.

(a)    The total number of shares of all classes of capital stock which the corporation is authorized to issue is 1,020,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.0001 per share (the “ Common Stock ”), and 20,000,000 shares of Preferred Stock, par value $0.0001 per share (the “ Preferred Stock ”).

(b)    On [●] at [●] [●].m. (the “Effective Time”), each [●] ([●]) shares of the corporation’s Common Stock issued and outstanding or held in treasury (if any) immediately prior to the Effective Time shall be automatically reclassified as and combined, without further action, into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share (the “ Reverse Stock Split ”), subject to the treatment of fractional share interests as described below. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the corporation will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“ Old Certificates ”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

A-1	2021 Proxy Statement

  APPENDIX B

APPENDIX B

AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the ServiceSource International, Inc. 2020 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is made as of February 18, 2021. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 10.5 of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring stockholder approval under applicable law or the rules of any applicable securities exchange, to the approval by the Company’s stockholders of such amendment;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan;

WHEREAS, this Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Amendment (the “Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, pursuant to Section 10.5 of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

1.    Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 15,200,000, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

2.    Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the ServiceSource International, Inc. 2020 Equity Incentive Plan, as of the date first indicated above.

SERVICESOURCE INTERNATIONAL, INC.

By: /s/ Megan Fine

        Name: Megan Fine

        Title: General Counsel

2021 Proxy Statement	B-1

  APPENDIX C

APPENDIX C

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURE

The following table presents the reconciliation of “Net loss” to Adjusted EBITDA:

For the Year Ended December 31, 2020
(in thousands)
Net loss	$(18,541)
Provision for income tax expense	709
Interest and other expense, net	1,279
Depreciation and amortization	13,925

EBITDA	(2,628)
Stock-based compensation	4,865
Restructuring and other related costs	1,542
Amortization of contract acquisition asset costs - ASC 606 initial adoption	605
Litigation reserve	(74)

Adjusted EBITDA	$ 4,310

C-1	2021 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/SREV
• Cast your vote online.
• Have your Proxy Card ready.
• Follow the simple instructions to record your vote.
PHONE
Call 1-866-284-4915
• Use any touch-tone telephone, 24 hours a day, 7 days a week.
• Have your Proxy Card ready.
• Follow the simple recorded instructions.
MAIL
• Mark, sign and date your Proxy Card.
• Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER
ServiceSource International, Inc.

Annual Meeting of Stockholders	<—Please fold here —Do not separate —>
For Stockholders as of March 18, 2021

TIME:	Friday, May 14, 2021 10:00 AM, Mountain Time
PLACE:	Annual Meeting to be held live via the internet - please visit
www.proxydocs.com/SREV for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Gary B. Moore, Chad Lyne, and Megan Fine, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ServiceSource International, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL LISTED NOMINEES, FOR THE APPROVAL TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2020, FOR THE APPROVAL OF THE AMENDMENT TO COMPANY’S 2020 EQUITY INCENTIVE PLAN, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

ServiceSource International, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒    Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND VOTE FOR PROPOSALS 2, 3, 4 AND 5.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Electionof Directors	FOR	WITHHOLD
	To vote for all directors mark here:	☐

	1.01 Andrew M. Baker	☐	☐		FOR

	1.02 John R. Ferron	☐	☐		FOR

	1.03 John R. Harris	☐	☐		FOR

	1.04 John A. Meyer	☐	☐		FOR

	1.05 Gary B. Moore	☐	☐		FOR

	1.06 Jane Okun Bomba	☐	☐		FOR

	1.07 Richard G. Walker	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Vote to authorize the Company’s board of directors, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-five and not more than one-for-ten.	☐	☐	☐	FOR

3.	Advisory vote on compensation of our named executive officers for the year ended December 31, 2020.	☐	☐	☐	FOR

4.	Vote to approve an amendment to the Company’s 2020 Equity Incentive Plan.	☐	☐	☐	FOR

5.	Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

You must pre-register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date